                                                                     EXHIBIT 2.4



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                   ACQUISITION AGREEMENT AND PLAN OF MERGER

                                 by and among

                    Entravision Communications Corporation,
                  Entravision Communications Company, L.L.C.,
                         ZSPN Acquisition Corporation,
               Z-Spanish Media Corporation and its Stockholders

                                     dated

                                April 20, 2000

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

                   ACQUISITION AGREEMENT AND PLAN OF MERGER
                   ----------------------------------------

     This Acquisition Agreement and Plan of Merger (the "Agreement") is entered as of April 20, 2000 (the "Execution Date") by and among Entravision Communications Corporation, a Delaware corporation (the "Corporation") and Entravision Communications Company, L.L.C., a Delaware limited liability company (the "Company") (with the Corporation and the Company collectively referred to herein at times as "Entravision"), and ZSPN Acquisition Corporation, a Delaware corporation ("Acquisition Co."), on the one hand, and Z-Spanish Media Corporation, a Delaware corporation ("ZSPN"), and the individuals and entities set forth on the signature pages hereto, who are stockholders of ZSPN owning approximately seventy-nine percent (79%) of the issued and outstanding shares of common stock of ZSPN as of the Execution Date (the "Major Stockholders"), on the other hand, with respect to the following facts:

     WHEREAS, the Company is a Delaware limited liability company principally engaged in the ownership and operation of television and radio stations (the "Entravision Media Properties").

     WHEREAS, the Corporation is a Delaware corporation which has been formed to consummate the IPO (as defined below) and will become successor-in-interest to the Company in connection with the Roll-Up (as defined below).

     WHEREAS, Acquisition Co. is a Delaware corporation formed by Entravision for the purpose of effecting the Merger (as defined below) contemplated by this Agreement, with authorized capital stock consisting of 1,000 shares of Common Stock, $0.001 par value per share, of which 1,000 shares are duly and validly issued and outstanding, and all of which shares are held by Entravision as of the date hereof.

     WHEREAS, ZSPN is a duly incorporated Delaware corporation that owns and operates the radio stations (the "Radio Stations"), the outdoor advertising properties (the "Outdoor Business") and the Internet sites (the "Internet Sites") listed on Schedule "A" attached hereto and incorporated herein by this
                  ------------
reference, with authorized capital stock consisting of 62,010,000 shares of Common Stock, $0.01 par value per share, of which 29,635,454 shares are duly authorized, issued and outstanding, and all of which are held by the Stockholders as of the date hereof.

     WHEREAS, the Executive Committee of the Company and the respective Boards of Directors of the Corporation, Acquisition Co. and ZSPN and a majority of the stockholders of ZSPN have approved the merger of Acquisition Co. with and into ZSPN pursuant to applicable Delaware law and the terms and conditions of this Agreement (the "Merger").

     WHEREAS, the Merger and the Roll-Up is intended to qualify under Section 351(a) of the IRC (as such term is defined below).

     WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions with respect thereto.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each signatory hereto, the parties hereto covenant and agree as follows:

                                  ARTICLE 1.
                                  DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings:

     1.1 "Applicable Entravision Contract" means any Contract (as defined below) under which Entravision or the Entravision Subsidiaries (as defined below) has any material rights or have become subject to any material obligation or liability or by which Entravision, the Entravision Subsidiaries or any of the material assets owned or used by them are bound.

     1.2 "Applicable ZSPN Contract" means any Contract (as defined below) under which ZSPN or the ZSPN Subsidiaries (as defined below) has any material rights or have become subject to any material obligation or liability or by which ZSPN, the ZSPN Subsidiaries or any of the material assets owned or used by them are bound.

     1.3 "Approved ZSPN Acquisition" means any acquisitions of a radio station or television station by ZSPN after the Execution Date and before the Closing which receives the prior written approval of Entravision, which approval shall not be unreasonably withheld.

     1.4 "Bank of Montreal Credit Facilities" shall mean all amounts due pursuant to revolving credit facilities or term facilities of ZSPN, Vista Media Group, Inc. or any other ZSPN Subsidiary with the Bank of Montreal as the lender or agent.

     1.5 "Best Efforts" means the efforts that a prudent Person (as defined below) desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     1.6 "Breach" means a breach of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement and will be deemed to have occurred if there is or has been any material inaccuracy in or material breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation or other provision.

     1.7 "Cash Consideration" shall have the meaning set forth in Section 2.7 of this Agreement.

     1.8 "Certificate" shall have the meaning set forth in Section 3.2 of this Agreement.

     1.9 "Certificate of Merger" means the Certificate of Merger to be filed with the Delaware Secretary of State to perfect the Merger, substantially in the form attached hereto as Exhibit "A" and incorporated herein by this reference.
                        -----------

     1.10 "City National Bank/Union Bank Credit Facilities" shall mean all amounts due pursuant to revolving credit facilities or term facilities of ZSPN or the ZSPN Subsidiaries with respect to which City National Bank and/or Union Bank of California are the lenders or agents.

     1.11 "Closing" shall have the meaning set forth in Section 3.1 of this Agreement.

     1.12 "Closing Date" means the date and time as of which the Closing (as defined below) actually takes place.

     1.13 "Confidential Information" means information of substantial value regarding the Radio Stations, the Outdoor Business, the Internet Sites and the Entravision Media Properties, which is not generally known and which gives Entravision and ZSPN or their respective Subsidiaries an advantage over competitors who do not know it, including, without limitation, computer programs, names and expertise of employees and consultants, know-how, trade secrets, formulae, processes, ideas, inventions and other sales, business, financial, customer product developments, plans, lists, forecasts, strategies and information of Entravision and ZSPN and their respective Subsidiaries, but shall not include information which is (i) generally or readily obtainable by the public or the trade, or (ii) publicly known or becomes known, through no fault or activity of the Stockholders or the other parties hereto.

     1.14  "Confidentiality Agreement" shall have the meaning set forth in
Section 7.1 of this Agreement.

     1.15 "Consent" means any approval, consent, ratification, waiver or other authorization (including the FCC Consent (as defined below), the expiration or termination of the applicable waiting period required under the HSR Act (as defined below) and any other necessary Governmental Authorization (as defined below).

     1.16 "Contemplated Transactions" means (i) the Merger, (ii) the execution, delivery and performance of the Noncompetition Agreements (as defined below)
(iii) the execution, delivery and performance of the Investor Rights Agreement,
(iv) the filing of the Certificate (if required), and (v) the performance by the parties hereto of their respective covenants and obligations under this Agreement.

     1.17 "Contract" means any material agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding, but excluding the Real Property Leases and Outdoor Leases.

     1.18 "Delaware Code" means the Delaware General Corporation Law, as amended.

     1.19 "Dissenting Shares" shall have the meaning set forth in Section 2.10 of this Agreement.

     1.20 "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA (as defined below) of either ZSPN or Entravision or their respective Subsidiaries and any other material plan, policy, program, practice or arrangement providing compensation or other benefits to any current or former officer or employee of either ZSPN or Entravision or any of their respective Subsidiaries or any beneficiary or dependent thereof that is or was maintained by either ZSPN or Entravision or any of their respective Subsidiaries.

     1.21 "Encumbrances" means any and all material encumbrances, charges, claims, penalties, community property interests, conditions, equitable interests, liens, options, pledges, security interests or rights of first refusal, other than Permitted Encumbrances (as defined below).

     1.22 "Entravision Equity Value" means Eight Hundred Ten Million Dollars ($810,000,000.00).

     1.23 "Entravision Financial Statements" means (i) the audited balance sheets of Entravision as of December 31, 1999, and the related statements of income and cash flows for the period then ended (including notes thereto), included in the Registration Statement as audited by McGladrey & Pullen, L.L.P. certified public accountants.

     1.24 "Entravision Fully-Diluted Shares" means the fully-diluted shares of Common Stock of Entravision Communications Corporation outstanding immediately prior to the closing of the Merger and immediately after issuance of shares of Class A, Class B and Class C Common Stock of the Corporation in the Roll-Up (including upon exchange of the subordinated note currently held by Univision Communications Inc.), but excluding any shares issued in exchange for the 80,168 Class D units issued prior to the Execution Date by the Company to employees, directors or consultants of the Company.

     1.25 "Entravision Material Adverse Effect" means one or more events, occurrences, facts, conditions, changes or effects which cumulatively have a material adverse effect on the assets, liabilities or properties of Entravision and the Entravision Subsidiaries collectively, excluding matters affecting the broadcasting or print industries generally and excluding general economic conditions.

     1.26 "Entravision Media Properties" shall have the meaning set forth in the recitals to this Agreement.

     1.27 "Entravision Share Consideration" means the Entravision Equity Value divided by the number of Entravision Fully-Diluted Shares.

     1.28 "Entravision Subsidiary" means any direct or indirect subsidiary of Entravision.

     1.29  "Entravision Subsidiary Shares" shall have the meaning set forth in
Section 5.5(b) of this Agreement.

     1.30  "Environmental Clean-Up Amount" shall have the meaning set forth in
Section 7.14 of this Agreement.

     1.31 "Environmental Law(s)" means all federal, state and local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations, permits and agreements issued or signed by any federal, state or local government authority, relating to environmental, health or safety matters, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Water Act of 1977, the Clean Air Act, the Resource Conservation and Recovery Act of 1976, the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Occupational Safety and Health Act of 1970 and the Safe Drinking Water Act, and state and local counterparts to such acts.

     1.32 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and the rules and regulations issued pursuant to that act or any successor law.

     1.33 "Exchange Agreement" shall mean that certain Exchange Agreement of even date herewith by and among the Company, its members and Univision Communications Inc. attached hereto as Exhibit "B" attached hereto and
                                       -----------
incorporated herein by this reference.

     1.34 "Exchange Ratio" shall have the meaning set forth in Section 2.8(b) of this Agreement.

     1.35 "Existing Employment Agreements" shall mean all existing employments agreement or arrangements by and between ZSPN or any of the ZSPN Subsidiaries and Amador S. Bustos, John Bustos and Glenn Emanuel through and including the Closing.

     1.36 "FCC" means the Federal Communications Commission, or any successor agency.

     1.37 "FCC Consent" means the written consent to the assignment of FCC licenses held by ZSPN (or any of the ZSPN Subsidiaries, as the case may be) from ZSPN (or any of the ZSPN Subsidiaries, as the case may be) to Holdings.

     1.38 "Final Order" means an order, action or decision of the FCC that has not been reversed, stayed, enjoined, annulled or suspended and as to which (i) no timely request for stay, appeal, petition for reconsideration, application for review or reconsideration by the FCC on its own motion is pending and (ii) the time for filing any such request, appeal, petition or application or for reconsideration by the FCC on its own motion, has expired.

     1.39 "GAAP" means generally accepted accounting principles, applied on a consistent basis.

     1.40 "Governmental Authorization" means any material approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of the FCC, any Governmental Body or pursuant to any Legal Requirement, each as defined below.

     1.41 "Governmental Body" means (i) any nation or state, (ii) any federal, state or foreign government, (iii) any federal, state or foreign governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or entity and any court or other tribunal), (iv) any federal, state or foreign body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or (v) the FCC.

     1.42 "Hazardous Substance(s)" means (i) any substance, the presence of which requires investigation or remediation under any Environmental Law or under common law, (ii) any dangerous, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance which is regulated by any Environmental Law, (iii) any substance, the presence of which causes or threatens to cause a nuisance upon property presently and/or previously owned, leased or otherwise used by the Sellers (or poses or threatens to pose a hazard to the health or safety of persons on or about the property or adjacent properties) and (iv) radon, ureaformaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, petroleum and petroleum products.

     1.43 "Holdings" shall mean Entravision Holdings, L.L.C., a California limited liability company and wholly-owned subsidiary of Entravision and its managing members or any successors thereto.

     1.44 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     1.45 "Indebtedness" means all amounts due pursuant the City National Bank/Union Bank Credit Facilities and the Bank of Montreal Credit Facilities, with respect to ZSPN, and the secured credit facilities with Union Bank of California, with respect to Entravision.

     1.46 "Interim Closing" shall have the meaning set forth in Section 3.2 of this Agreement.

     1.47  "Interim Closing Deadline" shall have the meaning set forth in
Section 3.2 of this Agreement.

     1.48 "Internet Sites" shall have the meaning set forth in the recitals to this Agreement.

     1.49 "Investor Rights Agreement" means the Investor Rights Agreement, substantially in the form attached hereto as Exhibit "C" and incorporated herein
                                             -----------
by this reference.

     1.50 "IPO" means the underwritten initial public offering of Class A Common Stock by Entravision Communications Corporation.

     1.51 "IRC" means the Internal Revenue Code of 1986, as amended, or any successor law, and the rules and regulations issued by the IRS (as defined below) pursuant to the IRC or any successor law.

     1.52 "IRS" means the United States Internal Revenue Service, or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     1.53 "Knowledge" means with respect to a party, the actual knowledge of such party and its Subsidiaries after reasonable inquiry of such party and its Subsidiaries, directors and officers who could reasonably be expected to have knowledge of such matters.

     1.54 "Legal Requirement" means any material FCC, federal, state or foreign order, law, ordinance, regulation or statute.

     1.55 "Liabilities" means, as to any Person, all material liabilities, debts and obligations to pay money, direct, indirect, absolute, contingent or otherwise, of such Person, whether accrued, vested or otherwise, whether in Contract, tort, strict liability or otherwise and whether or not actually reflected, or required by the federal income tax method of accounting to be reflected, in such Person's balance sheets or other books and records.

     1.56 "Major Stockholder" shall mean each of Z-Spanish Media Holdings, LLC, TSG Associates II, Inc., TSG Associates III, LLC, TSG Capital Fund III, L.P., TSG Ventures, L.P., TSG Capital Fund II, L.P., Amador S. Bustos, Salvador H. Campos, John S. Bustos, Glenn Emanuel, Arthur Rockwell and Bustos Asset Management, LLC.

     1.57 "Material Consent" shall have the meaning set forth in Section 4.2 of this Agreement.

     1.58 "Material Environmental Compliance" shall have the meaning set forth in Section 7.14 of this Agreement.

     1.59  "Merger" shall be as defined in the recitals to this Agreement.

     1.60 "Noncompetition Agreement(s)" means the Noncompetition Agreement to be executed by each of Amador S. Bustos, John Bustos and Glenn Emanuel, substantially in the form attached hereto as Exhibit "D" and incorporated herein
                                             -----------
by this reference.

     1.61 "Option Roll-Over Amount" means the aggregate amount of shares of Class A Common Stock of Entravision subject to options substituted for ZSPN Options pursuant to Section 9.3 below, multiplied by the Entravision Share Consideration less an amount equal to the aggregate amount payable to Entravision upon exercise of all such substituted options.

     1.62 "Order" means any material award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

     1.63 "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if (i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person, (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and
(iii) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     1.64 "Organizational Documents" means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the articles of organization or certificate of formation and the operating agreement of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person or (vi) any amendment to any of the foregoing.

     1.65 "Outdoor Business" shall have the meaning set forth in the recitals to this Agreement.

     1.66 "Outdoor Leases" shall mean all leases for bulletins, billboards and other outdoor advertising space and facilities.

     1.67 "Per Share Cash Merger Consideration" shall have the meaning set forth in Section 2.8(b) of this Agreement.

     1.68 "Permitted Encumbrances" means Encumbrances (i) set forth on either party's Schedules, (ii) liens for Taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by appropriate proceedings and (iii) Encumbrances created by FCC licenses or other Governmental Authorizations.

     1.69 "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

     1.70 "Proceeding" means any material action, litigation, arbitration, formal mediation, bankruptcy, or suit (whether civil, criminal or administrative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     1.71 "Radio Stations" shall have the meaning set forth in the recitals to this Agreement.

     1.72 "Real Property" means all of the land, buildings, plants, facilities, installations, fixtures and other structures and improvements owned by either party, which in any case is material to the operations of such party.

     1.73 "Real Property Leases" shall mean, collectively, any material written real property leases other than Outdoor Leases to which either Entravision or ZSPN or any of their respective Subsidiaries is a party.

     1.74 "Registration Statement" shall mean the Corporation's most recent draft registration statement on Form S-1 prepared prior to the date of this Agreement in connection with the IPO which has been made available to the Stockholders and their counsel.

     1.75 "Related Person" means an "affiliate" (as such term is defined in the rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of a Person.

     1.76 "Release" means the Release substantially in the form attached hereto as Exhibit "E" and incorporated herein by this reference.
   -----------

     1.77 "Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

     1.78 "Restricted Business" shall have the meaning set forth in Section 9.2 of this Agreement.

     1.79 "Roll-Up" means the closing of the transactions in accordance with the Exchange Agreement.

     1.80 "Schedules" means the schedules attached hereto and incorporated herein by this reference relating to the representations and warranties of the parties hereto.

     1.81 "Securities Act" means the Securities Act of 1933, as amended, or any successor law, and the rules and regulations issued pursuant to that act or any successor law.

     1.82 "Shares" means all of the issued and outstanding Common Stock of ZSPN.

     1.83  "Stock Consideration Value" shall have the meaning set forth in
Section 2.7 of this Agreement.

     1.84  "Stockholders" shall mean all of the stockholders of ZSPN.

     1.85 "Stockholders Agreement" shall mean that certain Third Amended and Restated Stockholders Agreement dated as of December 31, 1999 by and between ZSPN and certain of its stockholders, as amended.

     1.86 "Stockholder Notice" shall have the meaning set forth in Section 2.10 of this Agreement.

     1.87 "Subsidiary(ies)" means any corporation, limited liability company or other entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the Common Stock or other equity ownership interest or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors, managing members or managers.

     1.88 "Subsidiary Shares" shall have the meaning set forth in Section 4.6(b) of this Agreement.

     1.89 "Surviving Corporation" means ZSPN as the surviving corporation following the Merger.

     1.90 "Tax(es)" means taxes of any kind, accrued or accruing, including any and all federal, state or local taxes, charges, fees, levies or other assessments of any nature whatsoever (including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever) together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the entity to which reference is being made or any affiliate thereof or upon any consolidated, combined or unitary group of which any such entity is or was a member, and any and all protest expenses (of any nature whatsoever) incurred in connection therewith.

     1.91 "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     1.92 "Termination Payments" shall mean, subject to the agreement of even date herewith among Entravision and ZSPN (the "Termination Payment Agreement") all accrued bonuses, termination payments, severance payments, "stay" bonuses and similar amounts payable to any director, employee or consultant of ZSPN or the ZSPN Subsidiaries and attributable to periods prior to the Closing or as a result of the consummation of the Contemplated Transactions (including, without limitation, approximately Four Hundred Ninety Five Thousand Dollars ($495,000) of bonuses accrued as of May, 1998). Certain mechanics of payment hereunder are subject to the Termination Payment Agreement.

     1.93 "Threatened" means a claim, Proceeding, dispute or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any notice has been given in writing.

     1.94 "TSG" shall mean TSG Associates II, Inc., TSG Associates III, LLC, TSG Capital Fund III, L.P., TSG Ventures, L.P., TSG Capital Fund II, L.P. and all successors thereto.

     1.95 "TSG Loan" shall mean amounts advanced by Z-Spanish Media Holdings L.L.C. to ZSPN in the aggregate amount of Nine Hundred Forty-Six Thousand Forty-Five Dollars ($946,045) and any interest payable thereon prior to the Closing.

     1.96 "Units" shall have the meaning set forth in Section 5.4(b) of this Agreement.

     1.97   "Univision" shall mean Univision Communications Inc.

     1.98   "ZSPN Equity Consideration" shall have the meaning set forth in
Section 2.7 of this Agreement.

     1.99 "ZSPN Financial Statements" means (i) the audited balance sheets of ZSPN as of December 31, 1999, and the related statements of income and cash flows for the period then ended as compiled by Deloitte & Touche LLP, certified public accountants, and the unaudited balance sheets of ZSPN as of February 29, 2000, and the related statements of income and cash flows for the period then ended (including notes thereto).

     1.100 "ZSPN Material Adverse Effect" means one or more events, occurrences, facts, conditions, changes or effects which cumulatively have a material adverse effect on the assets, liabilities or properties of ZSPN and the ZSPN Subsidiaries collectively, excluding matters affecting the broadcasting or outdoor advertising industries generally and excluding general economic conditions.

     1.101 "ZSPN Options" means all options to acquire shares in ZSPN outstanding pursuant to the terms of the ZSPN 1999 Stock Incentive Plan as of the Closing.

     1.102 "ZSPN Outstanding Shares" means the fully-diluted shares of Common Stock of ZSPN outstanding immediately prior to the closing of the Merger, excluding the ZSPN Options.

     1.103 "ZSPN Representatives" shall have the meaning set forth in Section 2.9(b) of this Agreement.

     1.104 "ZSPN Share Consideration" means ZSPN Equity Consideration divided by the number of ZSPN Outstanding Shares.

     1.105  "ZSPN Subsidiary" means any direct or indirect Subsidiary of ZSPN.

                                  ARTICLE 2.
                                    MERGER

     2.1    Merger.  Subject to the terms and conditions hereof, the Merger
            ------
shall be consummated in accordance with the Delaware Code. Effective as of Closing, subject to the terms and conditions of this Agreement and in accordance with the applicable laws of the State of Delaware, Acquisition Co. shall be merged with and into ZSPN, which shall be the Surviving Corporation.

     2.2    Execution of Certificate of Merger.  At the Closing, ZSPN shall
            ----------------------------------
execute the Certificate of Merger, and counsel for Entravision shall cause the Certificate of Merger to be delivered to the Delaware Secretary of State for filing. The time of acceptance by the Secretary of State of Delaware of such filing shall be referred to herein as the "Effective Time."

     2.3    Effect of the Merger.  The Merger shall have the effects set forth
            --------------------
in Section 259 of the Delaware Code.

     2.4    Certificate of Incorporation; Bylaws.  As of the Effective Time, the
            ------------------------------------
Certificate of Incorporation of ZSPN, as amended by the Certificate of Merger, shall be the Certificate of Incorporation of the Surviving Corporation and the Bylaws of Acquisition Co. shall be the Bylaws of the Surviving Corporation.

     2.5    Directors. The directors of Acquisition Co. as of the Effective Time
            ---------
shall be the directors of the Surviving Corporation and the existing directors of ZSPN shall resign effective as of the Effective Time.

     2.6    Officers.  The officers of the Surviving Corporation as of the
            --------
Effective Time shall be the officers of Acquisition Co., and the existing officers of ZSPN shall resign effective as of the Effective Time.

     2.7    Acquisition Consideration.  The aggregate consideration to be paid
            -------------------------
in the Merger for the Shares shall be an amount equal to Three Hundred Sixty-Six Million Three Hundred Twenty-Nine Thousand Eight Hundred Eighty-Three Dollars ($366,329,883.00) less the sum of

(i) the Option Roll-Over Amount, (ii) the Termination Payments (the "ZSPN Equity Consideration") and (iii) the TSG Loan. The ZSPN Equity Consideration shall be paid as follows: (i) seventy percent (70%) of the ZSPN Equity Consideration in cash (the "Cash Consideration Value"), plus (ii) thirty percent (30%) of the ZSPN Equity Consideration in newly issued Entravision Class A Common Stock (the "Stock Consideration Value"). Notwithstanding the foregoing, the Cash Consideration Value shall be reduced on a dollar-for-dollar basis for all amounts of ZSPN Indebtedness in excess of One Hundred Eight Million Six Hundred Seventy Thousand One Hundred Seventeen Dollars ($108,670,117.00) incurred by ZSPN after receipt of Entravision's written consent pursuant to Section 7.2 below and not repaid prior to the Closing. The number of newly issued shares of Class A Common Stock issued as the Stock Consideration Value shall be the Stock Consideration Value divided by the Entravision Share Consideration.

     2.8  Conversion of Shares.  At the Effective Time, by virtue of the Merger
          --------------------
and without any action on the part of any party:

          (a) Each share of Common Stock, $0.001 par value per share, of Acquisition Co. issued and outstanding immediately prior to the Closing Date shall remain outstanding and shall represent one share of Common Stock, $0.001 par value per share, of the Surviving Corporation, so that from and after the Closing Date, Entravision shall be the holder of all of the issued and outstanding shares of the Common Stock of the Surviving Corporation.

          (b) Each of the Shares issued and outstanding immediately prior to the Effective Time (other than the Dissenting Shares) will be cancelled and extinguished and be converted automatically into the right to receive (i) cash in an amount equal to the Cash Consideration Value divided by the number of ZSPN Outstanding Shares (the "Per Share Cash Merger Consideration") and (ii) an amount equal to (A) the Stock Consideration Value divided by the Entravision Share Consideration, divided by (B) the number of ZSPN Outstanding Shares (the "Exchange Ratio") of fully paid and non-assessable shares of Entravision Class A Common Stock, upon surrender of the certificate representing such Shares of ZSPN Common Stock in the manner provided for in Section 2.9 below, provided, however, that Entravision acknowledges and agrees that the Stockholders will receive the Cash Consideration Value and the Stock Consideration Value in different proportions as mutually agreed upon by all such Stockholders. All illustration of the above calculation is attached hereto as Annex I.
                                               -------

          (c) The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Entravision Class A Common Stock), recapitalization or other like change without the receipt of consideration with respect to Entravision Class A Common Stock occurring after the date hereof and prior to the Closing Date.

          (d) No certificate representing fractional shares of Entravision Class A Common Stock shall be issued upon the surrender for exchange of the Shares, and such fractional share interests will not entitle the owner thereof to vote or have any rights of a stockholder of Entravision. Notwithstanding any of the provisions of this Agreement, each holder of shares of ZSPN Common Stock exchanged pursuant to the Merger who would have otherwise been entitled to receive a fraction of a share of Entravision Class A Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional share of Entravision Class A Common Stock multiplied by the Entravision Share Consideration.

          (e) As soon as practicable, ZSPN shall deliver to Entravision a certificate setting forth the allocation of the Cash Consideration Value and the Stock Consideration Value among the Stockholders. Prior to the Closing, Entravision shall deliver to ZSPN a certificate setting forth the Entravision Fully-Diluted Shares.

          (f) On or before the Closing, Entravision and ZSPN shall mutually prepare and agree upon a schedule calculating the exact amount of the ZSPN Equity Consideration, Cash Consideration Value, Stock Consideration Value, Entravision Share Consideration and the Option Roll-Over Amount. In the event that Entravision and ZSPN do not agree with each of the exact amounts specified above, Entravision and ZSPN shall submit such dispute and all working papers prepared in connection with their respective calculations to Arthur Andersen LLP, in Los Angeles, California, and the determination of such accounting firm will be set forth in writing by Arthur Andersen LLP, as soon as practicable and will be conclusive and binding upon the parties.

          (g) As of the Effective Time, all then outstanding options to purchase ZSPN Common Stock issued under the ZSPN 1999 Stock Incentive Plan, as amended, not exercised as of the Effective Time will be substituted for options under the Entravision Communications Corporation 2000 Omnibus Equity Incentive Plan in accordance with Section 9.3 below.

     2.9  Exchange Procedures.
          -------------------

          (a) Subject to the allocation of Cash Consideration Value and Stock Consideration Value among the Stockholders in accordance with the certificate referred to in the first sentence of Section 2.8(e), Each holder of a Certificate (as defined in Section 2.9(b) below) which immediately prior to the Effective Time represented Shares will be entitled to receive (subject to any adjustment required by Section 2.8(b)), upon surrender to the ZSPN Representatives (as defined in Section 2.9(b) below) of such Certificate for cancellation, and in accordance with the terms of this Agreement, (i) cash in an amount equal to the product of the number of Shares previously represented by such Certificate multiplied by the Per Share Cash Merger Consideration and (ii) Class A Common Stock of Entravision in an amount equal to the product of the number of Shares previously represented by such certificate multiplied by the Exchange Ratio. All payments to holders of Certificates shall be subject to any required withholding of taxes. No interest shall accrue or be paid on the cash payable upon the surrender of Certificates. Neither the ZSPN Representatives nor any party hereto shall be liable to a holder of Shares for any cash or interest thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

           (b) The ZSPN Representatives shall be Amador S. Bustos and Darryl B. Thompson (the "ZSPN Representatives"). At the Closing (or, if later, at the time of delivery of the applicable stock certificate(s)) Entravision will, as directed by the ZSPN Representatives, pay by wire transfer of immediately available funds (in the case of the Cash Consideration Value) or deliver (in the case of the Stock Consideration Value) for exchange in accordance with this
Section 2.9, the Cash Consideration Value and the Stock Consideration Value in the form of shares of Entravision Class A Common Stock upon delivery to Entravision of the stock certificate(s) (a "Certificate(s)") pursuant to Section 3.4(a) below, which immediately prior to the Effective Time represented the number of Shares held by such Stockholder. Notwithstanding the foregoing, all parties acknowledge and agree that Entravision will withhold from the Cash Consideration Value otherwise payable pursuant to this Section 2.9(b), an amount equal to the principal and all accrued interest due pursuant to the loans from ZSPN or a ZSPN Subsidiary to each of John Vuko and Peter Davidson, with the amount so withheld to be applied to the payment in full of such loans pursuant to Section 3.4(f).

     2.10  Termination Payments.  At the Closing Entravision will, as directed
           --------------------
by the ZSPN Representatives, fund by wire transfer of immediately available funds all of the Termination Payments to be paid to ZSPN employees entitled thereto by the ZSPN Representatives on behalf of ZSPN and its Subsidiaries.

     2.11  TSG Loan.  At the Closing or thereafter Entravision will, as directed
           --------
by the ZSPN Representatives, fund by wire transfer or immediately available funds the amount of the TSG Loan to be repaid to TSG by the ZSPN Representatives on behalf of ZSPN.

     2.12  Appraisal Rights.  Subject to compliance with the terms of the
           ----------------
Stockholders Agreement, including, without limitation, Section 3.5 providing TSG the right to compel sale of the Shares in certain instances, and notwithstanding any provision of this Agreement to the contrary, any Shares that are held immediately prior to the Closing Date by a holder who has neither voted in favor of the Merger nor consented thereto in writing and who has demanded and perfected the right, if any, for appraisal of such Shares within twenty (20) days after the date of mailing of notice to such holder of the effective date of the Merger (the "Stockholder Notice") in accordance with the provisions of
Section 262 of the Delaware Code and has not withdrawn or lost such right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive an allocable portion of the ZSPN Merger Consideration represented thereby, but the holder of such Shares shall only be entitled to such appraisal rights as are granted by the Delaware Code. If a holder of Shares who demands appraisal of such Shares under the Delaware Code shall thereafter effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal with respect to such Shares, then, as of the occurrence of such event, such Shares shall be deemed to have been converted into and represent only the right to receive such Shares' allocable portion of the ZSPN Merger Consideration, without interest, upon the surrender of the Certificate or Certificates representing such Shares and upon delivery of a duly executed Letter of Transmittal. In accordance with the provisions of Sections 228(d) and 262(d)(2) of the Delaware Code, not later than the third (3rd) business day following the Closing Date, the

Surviving Corporation shall mail the Stockholder Notice to all holders of Certificates which were not previously surrendered to the ZSPN Representatives.

     2.13  Closing of Transfer Books.  From and after the Effective Time, the
           -------------------------
stock transfer books of ZSPN shall be closed and no transfer of ZSPN Common Stock shall thereafter be made.

     2.14  FCC Licenses, Permits and Authorizations.  The parties hereto
           ----------------------------------------
acknowledge and agree that, in connection with the FCC Consent, Entravision shall assign all of its right, title and interest in and to all FCC licenses, permits and authorizations (and the call letters with respect thereto) held by ZSPN and the ZSPN Subsidiaries to Holdings, and that the FCC Consent will reflect Holdings as the assignee of the FCC licenses held by ZSPN and the ZSPN Subsidiaries.

                                  ARTICLE 3.
                              CLOSING OBLIGATIONS

     3.1   Closing.  The closing of the Merger provided for in this Agreement
           -------
(the "Closing") will take place at the offices of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P. in Los Angeles, California at 10:00 a.m. (Pacific Time) on the day on which each of the following has occurred (or is occurring concurrently): (i) the IPO has closed, (ii) the Roll-Up has closed, (iii) the FCC Consent becomes a Final Order and (iv) the applicable waiting period under the HSR Act has expired or been terminated, or such date as Entravision and ZSPN may mutually agree, or at such other time and place as Entravision and ZSPN may mutually agree, and Entravision, Acquisition Co. and ZSPN agree to cooperate and use their Best Efforts to close the Contemplated Transactions as soon as practicable after the FCC Consent becomes a Final Order; provided, however, that Entravision and ZSPN, by mutual agreement, may waive the condition to Closing that the FCC Consent be a Final Order and, in such case, the Closing shall occur at such time and place as the parties may mutually agree after grant of FCC Consent and upon the occurrence of all other required conditions to closing. Subject to the provisions of Article 11 below, failure to consummate the Merger on the date and time and at the place determined pursuant to this section will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     3.2   Interim Closing.  If the Closing has not taken place by the Interim
           ---------------
Closing Deadline (as defined below) due to any reason other than failure to satisfy the conditions set forth in Section 10.1 below, ZSPN may elect, in its discretion, to waive the IPO as a condition to Closing and to require Entravision to proceed, within fifteen (15) days of written notice delivered by hand to Entravision by ZSPN, with the Closing of the Contemplated Transactions and the closing of the Roll-Up (the "Interim Closing") on the terms set forth herein and the Exchange Agreement with the following modifications to the Contemplated Transactions: (i) Ninety Million Dollars ($90,000,000.00) of the Cash Consideration Value will be paid in cash with the remaining portion of the Cash Consideration Value payable by issuance of PIK Preferred Stock in Entravision, which will be issued by Entravision in accordance with the terms of the Certificate of Designation of Preferences and Rights (the "Certificate"), substantially in the form attached hereto as Exhibit "F" and incorporated herein by this reference, and
                   -----------
(ii) following the Interim Closing, Entravision, Acquisition Co. and ZSPN shall continue to use Best Efforts to complete the IPO at the earliest practicable time, at which time the PIK Preferred Stock of Entravision issued to the Stockholders will be fully redeemed in accordance with the Certificate. In the event of an Interim Closing, all references in this Agreement to the Closing (except as expressly provided herein) shall apply to the Closing. The Interim Closing Deadline shall mean September 30, 2000 or, if the lead underwriter in the IPO advises ZSPN in writing on one (1) or more occasions that the marketing of the IPO has commenced or is expected to commence in the near future and that consummation of the Roll-Up would interfere in a material fashion or jeopardize the consummation of the IPO, such later date or dates (but not later than December 15, 2000) as may be specified by the lead underwriter from time to time in order to avoid such interference.

     3.3  Financial Undertaking.  Upon thirty (30) days prior written notice
          ---------------------
from ZSPN on or after July 1, 2000, Entravision shall provide a third party financial undertaking to ZSPN from a source reasonably acceptable to ZSPN in form and substance reasonably acceptable to ZSPN in good faith (other than fees and equity consideration payable or issuable, with respect to which ZSPN shall have no approval right), guaranteeing or otherwise committing to payment of the Ninety Million Dollars ($90,000,000.00) cash portion of the Per Share Cash Merger Consideration payable to the Stockholders in cash at the Interim Closing. If Entravision shall fail to secure such financial undertaking on or before the later of August 31, 2000 or thirty (30) days after receipt of the appropriate written notice from ZSPN described in this Section 3.3, the Corporation shall issue the warrant contemplated by the warrant agreement attached hereto as Exhibit "G", incorporated herein by this reference to the ZSPN Representatives
-----------
for the benefit of the Stockholders on the date on which the Closing or Interim Closing is required to occur hereunder.

     3.4  Closing Obligations of ZSPN and the Major Stockholders.  At the
          ------------------------------------------------------
Closing, ZSPN and the Major Stockholders will deliver or cause to be delivered to Entravision:

          (a) the original Certificates representing the Shares owned by the Stockholders, duly endorsed in blank (or accompanied by duly executed stock powers);

          (b) the Noncompetition Agreements, executed by Amador S. Bustos, John Bustos and Glenn Emanuel;

          (c) the Investor Rights Agreement, executed by each of the Stockholders;

          (d) the Release, executed by each of the Major Stockholders and ZSPN and the ZSPN Subsidiaries;

          (e) a resignation letter of each of the officers and directors of ZSPN and each of the ZSPN Subsidiaries dated effective as of the Closing Date;

          (f)  any and all required third-party Consents listed on Schedule 4.2
                                                                   ------------
and marked thereon as "Material Consents;"

          (g)  the Certificate of Merger, executed by ZSPN;

          (h)  the closing certificate required by Section 10.1(c) below;

          (i) a certificate of the Secretary of ZSPN attesting to (i) the incumbency of the officers executing the Agreement and the other agreements and certificates delivered by ZSPN at the Closing and (ii) the authenticity of the Organizational Documents of ZSPN;

          (j) minutes of the Stockholders and written resolutions or minutes of the Board of Directors of ZSPN authorizing the execution, delivery and performance of this Agreement, certified by the Secretary of ZSPN;

          (k) a certificate of good standing for ZSPN issued by the Delaware Secretary of State not more than ten (10) days prior to the Closing Date;

          (l) the written legal opinions of Proskauer Rose LLP, corporate counsel for ZSPN and the Stockholders, and Shaw Pittman, FCC counsel for ZSPN and the Stockholders, substantially in the forms attached hereto as Exhibits "H-
                                                                    -----------
1" and "H-2" and incorporated herein by this reference;
------------

          (m) the original Promissory Notes executed by John Vuko and Peter Davidson in favor of ZSPN or a ZSPN Subsidiary marked cancelled and a certificate or agreement executed by John Vuko and Peter Davidson acknowledging and agreeing that all principal and interest accrued under such notes may be deducted from the ZSPN Merger Consideration allocable to each of John Vuko and Peter Davidson;

          (n) documentation executed by Glenn Emanuel and in form and substance acceptable to Entravision and its counsel evidencing the continuation of the stock purchase indebtedness of Glenn Emanuel in favor of the Surviving Corporation and substituting Class A Common Stock of the Corporation to be received by Glenn Emanuel and Arthur Rockwell in the Merger for the Shares pledged to ZSPN prior to the Merger; and

          (o) such other documents as may be reasonably requested by counsel for Entravision as necessary to consummate the Contemplated Transactions.

     3.5  Closing Obligations of Entravision and Acquisition Co.  At the
          ------------------------------------------------------
Closing, Entravision and Acquisition Co. will deliver or cause to be delivered to ZSPN and the Stockholders:

          (a)  the ZSPN Equity Consideration;

          (b)  the Noncompetition Agreements, executed by Entravision;

          (c)  the Investor Rights Agreement, executed by Entravision;

          (d)  the closing certificate required by Section 8.3(c) below;

          (e) a certificate of the Secretary of each of Entravision and Acquisition Co. attesting to (i) the incumbency of the officers executing the Agreement and the other agreements and certificates delivered by Entravision and Acquisition Co. at the Closing and (ii) the authenticity of the Organizational Documents of each of Entravision and Acquisition Co.;

          (f) written resolutions or minutes of the Board of Directors of Entravision and written resolutions or minutes of the sole stockholder and Board of Directors of Acquisition Co. authorizing the execution, delivery and performance of this Agreement and evidencing the election of Amador S. Bustos as the Corporation's President of the Radio Division and Glenn Emanuel as the Corporation's President of the Outdoor Division, each certified by the Secretary of Entravision and Acquisition Co., as the case may be;

          (g) a certificate of good standing for each of Entravision and Acquisition Co. issued by the Delaware Secretary of State not more than ten (10) days prior to the Closing Date;

          (h) the written legal opinion of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P., counsel for Entravision and Acquisition Co., and Thompson, Hine & Flory, FCC counsel for Entravision, substantially in the form attached hereto as Exhibits "I-1" and "I-2" and incorporated herein by this
                   ------------------------
reference;

          (i) any Consents required for the Closing, including, consents of the Entravision Board of Directors, stockholders and lenders;

          (j) documentation executed by the Corporation in form and substance acceptable to Glenn Emanuel and counsel for ZSPN evidencing the continuation of the stock purchase indebtedness of Glenn Emanuel in favor of the Surviving Corporation and substituting Class A Common of the Corporation to be received by Glenn Emanuel in the Merger for Shares pledged to ZSPN prior to the Merger; and

          (k) such other documents as may be reasonably requested by counsel for ZSPN as necessary to consummate the Contemplated Transactions, including any necessary lien releases by ZSPN's banks.

                                  ARTICLE 4.
                    REPRESENTATIONS AND WARRANTIES OF ZSPN

     ZSPN hereby represents and warrants to Entravision and Acquisition Co. as follows:

     4.1  Organization and Good Standing.  ZSPN is a corporation duly organized,
          ------------------------------
validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, lease and operate its assets and properties and to carry on its businesses existing as of the date hereof. Each ZSPN Subsidiary set forth on Schedule 4.1 is a corporation (or limited
                                  ------------
liability company) duly organized, validly existing and in good standing under the laws of the state of its incorporation (or formation) as set forth on
Schedule 4.1, and has full corporate power and authority to own, lease and
------------
operate its assets and properties and to carry on its businesses existing as of the date hereof.

     4.2  Authority; No Conflict; Consents.
          --------------------------------

          (a) This Agreement constitutes the legal, valid and binding obligation of ZSPN and the Stockholders, enforceable against ZSPN and the Stockholders in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and is subject to general principles of equity. ZSPN and the Stockholders have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform their respective obligations thereunder.

          (b) Neither the execution and delivery of this Agreement by ZSPN or the Stockholders nor the consummation or performance of any of the Contemplated Transactions by ZSPN or the Stockholders will violate, Breach or conflict with:
(i) any provision of the Organizational Documents of ZSPN or the ZSPN Subsidiaries; (ii) any resolution adopted by the stockholders or the Board of Directors of ZSPN or the ZSPN Subsidiaries; (iii) any Legal Requirement or Order to which ZSPN or the ZSPN Subsidiaries may be subject; or (iv) any Contract to which ZSPN or the ZSPN Subsidiaries is a party or by which ZSPN or the ZSPN Subsidiaries may be bound.

          (c) Except for the filing of the FCC Consent, the filing of the Certificate of Merger with the Delaware Secretary of State, the filing required by the HSR Act and obtaining any necessary third party consents set forth on
Schedule 4.2, neither ZSPN, the ZSPN Subsidiaries nor the Stockholders will be
------------
required to give any notice to or obtain any third-party Consents from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, including, without limitation, the sale of the Shares to Acquisition Co., the transfer of the ownership and operation of the Radio Stations, the Outdoor Business and the Internet Sites to Entravision via the Merger, and assignment of all Applicable ZSPN Contracts to the Surviving Corporation. Schedule 4.2 identifies any
                                              ------------
Consent which is material to the operation of the Radio Stations, the Outdoor Business or the Internet Sites as a "Material Consent."

     4.3  Broker's or Finder's Fees.  Neither ZSPN, the ZSPN Subsidiaries, the
          -------------------------
Stockholders nor their agents have incurred any Liabilities for broker's or finder's fees or agents commissions or other similar payment in connection with this Agreement.

     4.4  Qualifications To Do Business.  ZSPN and the ZSPN Subsidiaries are
          -----------------------------
qualified to do business and are in good standing in each jurisdiction (listed on Schedule 4.4 to this Agreement) where the character or location of property
   ------------
owned and leased, the employment of personnel or the nature of the business and activities conducted by ZSPN and the ZSPN Subsidiaries require such qualification, licensing or domestication, except in such jurisdictions where the failure to be so qualified, licensed or domesticated and to be in good standing, individually or in the aggregate, would not have a ZSPN Material Adverse Effect. Except as set forth on Schedule 4.4, ZSPN and the ZSPN
                                        ------------
Subsidiaries do not file franchise, income or other tax returns in any jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

     4.5  Capitalization.
          --------------

          (a) The authorized capital stock of ZSPN consists of 62,010,000 shares of capital stock consisting of (i) 31,000,000 of Class A Common Stock, par value $0.01 per share, 1,068 of which are duly authorized, issued and outstanding, (ii) 20,000,000 shares of Class B Common Stock, par value $0.01 per share, 19,488,436 of which are duly authorized, issued and outstanding, (iii) 5,000,000 shares of Class C Common Stock, par value of $0.01 per share, 4,545,454 of which are duly authorized, issued and outstanding, (iv) 6,000,000 shares of Class D Common Stock, par value $0.01 per share, 5,600,496 of which are duly authorized, issued and outstanding and (v) 10,000 shares of Preferred Stock, par value $0.01 per share, none of which are issued and outstanding. The Stockholders are and will be on the Closing Date the record and beneficial owners and holders of all of the Shares, which will be at Closing free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any Certificate representing the Shares. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. None of the Shares were issued in violation of the Securities Act or any other Legal Requirement.

          (b) Except as set forth in deliveries by ZSPN to Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P. prior to the Execution Date, (i) there are no other options, warrants, stock appreciation rights, subscriptions, convertible debentures or other rights, commitments or any other similar agreements for the purchase of any securities of ZSPN, (ii) there are no Contracts relating to the issuance, sale, registration or transfer of any equity securities or other securities of ZSPN and (iii) there are no voting trust agreements or other Contracts, agreements or arrangements restricting voting rights or transferability with respect to ZSPN. Schedule 4.5 sets forth the
                                                 ------------
exercise price of each stock option for which stock options of the Corporation will be substituted pursuant to Section 9.3 below.

     4.6  ZSPN Subsidiaries.
          -----------------

          (a)  Schedule 4.6 sets forth a list of all the ZSPN Subsidiaries.
               ------------
Except as set forth on Schedule 4.6, ZSPN owns, either directly or indirectly
                       ------------
through one or more of the ZSPN Subsidiaries, all of the capital stock or membership interests of each of the ZSPN Subsidiaries free and clear of any Encumbrances.

          (b) The authorized capital stock and number of outstanding shares or membership interests of each of the ZSPN Subsidiaries is set forth on Schedule
                                                                      --------
4.6 (the "Subsidiary Shares").  ZSPN is and will be on the Closing Date the
---
record and beneficial owner and holder of all of the Subsidiary Shares, which will be at Closing free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any stock certificate representing the Subsidiary Shares. All of the Subsidiary Shares have been duly authorized and validly issued and are fully paid and nonassessable. None of the Subsidiary Shares were issued in violation of the Securities Act or any other Legal Requirement.

          (c)  Except as set forth on Schedule 4.6, (i) there are no options,
                                      ------------
warrants, stock appreciation rights, subscriptions, convertible debentures, registration rights agreements, or other rights, commitments or any other similar agreements for the purchase of any securities of any of the ZSPN Subsidiaries, (ii) there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of any of the ZSPN Subsidiaries and (iii) there are no voting trust agreements or other Contracts, agreements or arrangements restricting voting rights or transferability with respect to any of the ZSPN Subsidiaries.

     4.7  ZSPN Financial Statements.  ZSPN has delivered to Entravision true,
          -------------------------
complete and correct copies of the ZSPN Financial Statements. ZSPN has delivered to Entravision and Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P. true and correct copies of the ZSPN Financial Statements fairly present in all material respects the consolidated financial condition of ZSPN and the ZSPN Subsidiaries and the assets and liabilities of ZSPN and the ZSPN Subsidiaries as of the respective dates thereof and the results of operations, changes in stockholders' equity and cash flows for the periods therein specified, and have been prepared from the books and records of ZSPN and the ZSPN Subsidiaries in accordance with GAAP. The ZSPN Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements, and except that the unaudited ZSPN Financial Statements were prepared on an interim basis, are subject to normal year-end adjustments and do not contain all of the footnote disclosures required by GAAP.

     4.8  Books and Records.  The books of account, minute books, stock record
          -----------------
books and other records of ZSPN and the ZSPN Subsidiaries, true, complete and correct copies of which have been made available to Entravision, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of ZSPN and the ZSPN Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders and Board of Directors of ZSPN and the ZSPN Subsidiaries, and no such meetings have been held for which minutes have not been prepared and are not contained in such minute books. Within five (5) business days of the Closing, all of those original books and records will be delivered to Entravision.

     4.9   Ownership, Condition and Sufficiency of Assets.  Except as set forth
           ----------------------------------------------
on Schedule 4.9, ZSPN or the ZSPN Subsidiaries, as the case may be, own all of
   ------------
their material assets free and clear of all Encumbrances. The material assets of ZSPN and the ZSPN Subsidiaries are structurally sound, are in reasonably good operating condition and repair and are reasonably adequate for the uses to which they are being put, and none of such assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The assets of ZSPN and the ZSPN Subsidiaries are sufficient for the continued conduct of businesses of the Radio Stations, the Outdoor Business and the Internet Sites after the Closing in substantially the same manner as conducted prior to the Closing.

     4.10  No Undisclosed Liabilities.  Except as set forth on Schedule 4.10,
           --------------------------                          -------------
ZSPN and the ZSPN Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due to become due, which individually or in the aggregate could reasonably be expected to have a ZSPN Material Adverse Effect, other than (i) liabilities reflected in the ZSPN Financial Statements,
(ii) liabilities specifically described in this Agreement or in the ZSPN Schedules or (iii) normal or recurring liabilities incurred since the date of the ZSPN Financial Statements in the Ordinary Course of Business.

     4.11  Taxes. Except as set forth on Schedule 4.11:
           -----                         -------------

           (a) Each of ZSPN and the ZSPN Subsidiaries have accurately prepared and timely filed (or will so file) all material Tax Returns required to be filed at or before the Effective Time relating to any and all Taxes concerning or attributable to ZSPN or any of the ZSPN Subsidiaries or to their operations, and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law. ZSPN has delivered to Entravision true, complete and correct copies of all such Tax Returns filed by ZSPN and the ZSPN Subsidiaries in the past three (3) years.

           (b) There is no Tax sharing agreement that will require any payment by ZSPN or any of the ZSPN subsidiaries after the date of this Agreement.

           (c)  Each of ZSPN and the ZSPN Subsidiaries as of the Effective Time:
(i) will have paid all Taxes it is required to pay prior to the Effective Time and (ii) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, except in each case for Taxes contested in good faith by appropriate proceedings for which adequate reserves have been taken and except where the failure (if any) to pay or withhold such Taxes could not reasonably be expected to have a ZSPN Material Adverse Effect.

           (d) There is no Tax deficiency outstanding, proposed or assessed against ZSPN or any of the ZSPN Subsidiaries that is not reflected as a liability on the ZSPN Closing Balance Sheet nor has ZSPN or any of the ZSPN Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

           (e) Neither ZSPN nor any of the ZSPN Subsidiaries has any material liability for unpaid federal, state, local or foreign Taxes that has not been accrued for or reserved on the ZSPN Financial Statements, whether asserted or unasserted, contingent or otherwise.

     4.12  Employee Benefit Plans.
           ----------------------

           (a) ZSPN has made available to Entravision all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of ZSPN or any of the ZSPN Subsidiaries or any trade or business (whether or not incorporated) which is a member or which is under common control with ZSPN within the meaning of Section 414 of the IRC (together, the "ZSPN Employee Plans"). ZSPN does not maintain and has never maintained or contributed to any employee benefit plan subject to Title IV of ERISA (including a multiemployer plan as defined in Section 3(37) of ERISA).

           (b) With respect to each ZSPN Employee Plan, ZSPN has made available to Entravision, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS with respect to a ZSPN Employee Plan subject to such filing requirement, (ii) such ZSPN Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such ZSPN Employee Plan, and (iv) the most recent determination letter issued with respect to any plan which is intended to be qualified under Section 401(a) of the IRC.

           (c) With respect to the ZSPN Employee Plans, individually and in the aggregate, no event has occurred, and to the Knowledge of ZSPN there exists no condition or set of circumstances, in connection with which ZSPN or any of the ZSPN Subsidiaries could be subject to any material liability under ERISA, the IRC or any other applicable Legal Requirement.

           (d) With respect to the ZSPN Employee Plans, individually and in the aggregate, there are no material funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the ZSPN Financial Statements.

           (e)  Except as set forth in Schedule 4.12 or in deliveries made by
                                       -------------
ZSPN to Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P. prior to the Execution Date, and except as provided for in this Agreement, (A) neither ZSPN nor any of the ZSPN Subsidiaries is a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of ZSPN or any of the ZSPN Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving ZSPN of the nature contemplated by this Agreement, (iii) agreement with any officer of ZSPN or any of the ZSPN Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of One Hundred Thousand Dollars ($100,000.00) per annum or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; and (B) as of the Effective Time, there will not be any contract, agreement, plan or arrangement covering any employee or former employee of ZSPN or any of the ZSPN Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the
Section 280G of the IRC or the limitations in Section 162(b) through (l) of the IRC.

     4.13  Compliance with Legal Requirements. (i) ZSPN and the ZSPN
           ----------------------------------
Subsidiaries are in compliance in all material respects with each Legal Requirement that is or was applicable to them; (ii) to the Knowledge of ZSPN, no event has occurred or circumstance exists that (with or without notice or lapse of time) constitutes or results in a material violation by ZSPN of, or a material failure on the part of ZSPN or the ZSPN Subsidiaries to comply with, any Legal Requirement or gives rise to any obligation on the part of ZSPN or the ZSPN Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature; and (iii) neither ZSPN nor any of the ZSPN Subsidiaries has received any written notice or other written communication from any Governmental Body or any other Person regarding any actual or alleged material violation of, or material failure to comply with, any Legal Requirement, any actual, alleged, possible or potential material obligation on the part of ZSPN or any of the ZSPN Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature.

     4.14  Governmental Authorizations.  Schedule 4.14 contains a complete and
           ---------------------------   -------------
accurate list of each Governmental Authorization that is held by ZSPN or the ZSPN Subsidiaries. Each Governmental Authorization listed or required to be listed on Schedule 4.14 is valid and in full force and effect in all material
          -------------
respects.  Except as set forth on Schedule 4.14 ZSPN and each of the ZSPN
                                  -------------
Subsidiaries is and at all times since May 28, 1998 has been in compliance in all material respects with all of the terms and requirements of each Governmental Authorization identified or required to be identified on Schedule
                                                                      --------
4.14, and, to the Knowledge of ZSPN or the Stockholders, no event has occurred
----
or circumstance exists that is reasonably likely to (with or without notice or lapse of time) constitute or result in a material violation of or a material failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed on Schedule 4.14 or result in the revocation,
                                   -------------
withdrawal, suspension, cancellation, termination of or any adverse modification to, any Governmental Authorization listed or required to be listed on Schedule
                                                                      --------
4.14.  The Governmental Authorizations listed on Schedule 4.14 collectively
----                                             -------------
constitute all of the Governmental Authorizations necessary to permit ZSPN and the

ZSPN Subsidiaries to lawfully conduct and operate the Radio Stations, the Outdoor Business and the Internet Sites in the manner currently conducted.

     4.15  Legal Proceedings.  Except as set forth on Schedule 4.15, there is no
           -----------------                          -------------
action, suit or proceeding, claim, arbitration or, to the Knowledge of ZSPN, investigation against ZSPN or any of the ZSPN Subsidiaries pending or, to the Knowledge of ZSPN, threatened, or as to which ZSPN or any of the ZSPN Subsidiaries has received any written notice of assertion, which, if decided adversely to ZSPN or such Subsidiary, could reasonably be expected to have a ZSPN Material Adverse Effect or a material adverse effect on the ability of ZSPN to consummate the transactions contemplated by this Agreement.

     4.16  Orders.  There is no Order to which ZSPN or the ZSPN Subsidiaries are
           ------
subject.  Except as set forth on Schedule 4.16: (i) ZSPN and the ZSPN
                                 -------------
Subsidiaries are in material compliance with all of the terms and requirements of each Order to which any of them has been subject; (ii) to the Knowledge of ZSPN, no event has occurred or circumstance exists that would be reasonably likely to constitute or result in (with or without notice or lapse of time) a material violation of or material failure to comply with any term or requirement of any Order to which ZSPN or the ZSPN Subsidiaries are subject; and (iii) neither ZSPN nor any of the ZSPN Subsidiaries has received, at any time any written notice or written communication from any Governmental Body or any other Person regarding any actual or alleged material violation of, or material failure to comply with, any term or requirement of any Order to which any of them is or has been subject which has not been cured, waived or otherwise resolved in all material respects.

     4.17  Absence of Certain Changes and Events.  Except as contemplated by
           -------------------------------------
this Agreement and as set forth on Schedule 4.17 or delivered to Zevnik Horton
                                   -------------
Guibord McGovern Palmer & Fognani, L.L.P. prior to the Execution Date (which schedule may set forth in addition to past matters, matters which occur between the date hereof and Closing), since December 31, 1999, ZSPN and the ZSPN Subsidiaries have conducted the businesses of the Radio Stations, the Outdoor Business and the Internet Sites only in the Ordinary Course of Business and there has not been any:

           (a) material transaction by ZSPN except in the Ordinary Course of Business and consistent with past practices;

           (b) amendments or changes to the Certificate of Incorporation or Bylaws of ZSPN;

           (c) capital expenditure or commitment by ZSPN or any of the ZSPN Subsidiaries, either individually or in the aggregate, exceeding One Hundred Thousand Dollars ($100,000.00);

           (d) destruction of, material damage to or loss of any material assets or business of ZSPN or any of the ZSPN Subsidiaries (whether or not covered by insurance);

          (e) institution of a suit or other administrative proceeding claiming wrongful discharge or other unlawful labor practice or Breach of collective bargaining agreement by ZSPN or any ZSPN subsidiary;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by ZSPN or any of the ZSPN Subsidiaries;

          (g) revaluation by ZSPN or any of the ZSPN Subsidiaries of any of their respective assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of ZSPN, or any direct or indirect redemption, purchase or other acquisition by ZSPN of any of its capital stock other than pursuant to any stock or agreement with an employee;

          (i) increase in the salary or other compensation payable or to become payable to any of the officers, directors, employees or consultants of ZSPN or any of the ZSPN Subsidiaries whose annual compensation in any individual case exceeds One Hundred Thousand Dollars ($100,000) per annum, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as, in any such case, (i) otherwise contemplated by this Agreement or (ii) consistent with the prior practice of ZSPN or such ZSPN subsidiary;

          (j) sale, lease, license or other material disposition of any of the assets or properties of ZSPN or the ZSPN Subsidiaries, except in the Ordinary Course of Business as conducted on that date and consistent with past practices;

          (k) amendment or termination of any Contract or material Real Property Lease or Outdoor Lease to which ZSPN or any of the ZSPN Subsidiaries is a party or by which they are bound;

          (l) loan by ZSPN to any person or entity, incurring by ZSPN of any indebtedness, guaranteeing by ZSPN of any indebtedness, issuance or sale of any debt securities of ZSPN or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the Ordinary Course of Business and except pursuant to currently outstanding credit facilities and refinancings and extensions thereof;

          (m) waiver or release of any material right or claim of ZSPN or the ZSPN Subsidiaries, including any compromise of any account receivable of ZSPN or any of the ZSPN Subsidiaries, except in the Ordinary Course of Business and consistent with past practices;

          (n) commencement or notice of commencement of any lawsuit or proceeding against or investigation of ZSPN or the ZSPN Subsidiaries involving an amount in controversy of over Fifty Thousand Dollars ($50,000);

           (o) notice of any claim of ownership by a third party of the ZSPN Intellectual Property Assets (as defined in Section 4.24 below) or of infringement by ZSPN of any third party's Intellectual Property Assets;

           (p) issuance or sale by ZSPN or any of the ZSPN Subsidiaries of any of their respective shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities other than pursuant to currently outstanding ZSPN Options; or

           (q) agreement by ZSPN or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (p).

     4.18  Applicable Contracts; No Defaults.
           ---------------------------------

           (a)  Schedule 4.18 contains a complete and accurate list, and ZSPN
                -------------
has delivered to Entravision, true, complete and correct copies of each Applicable ZSPN Contract. Each Applicable ZSPN Contract identified or required to be identified on Schedule 4.18 is in full force and effect and is valid and
                    -------------
enforceable in accordance with its terms.

           (b)  Except as set forth on Schedule 4.18 or delivered to Zevnik
                                      -------------
Horton Guibord McGovern Palmer & Fognani, L.L.P. prior to the Execution Date:
(i) ZSPN or the ZSPN Subsidiaries, as the case may be, are, and at all times since May 28, 1998 have been, in material compliance with the applicable terms and requirements of each Applicable ZSPN Contract; (ii) to the Knowledge of ZSPN or the Stockholders, no event has occurred or circumstance exists that (with or without notice or lapse of time) would be reasonably likely to contravene, conflict with or result in a violation or Breach of, or give ZSPN or the ZSPN Subsidiaries, as the case may be, or other Person the right to declare a default or exercise any materially adverse remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable ZSPN Contract; and (iii) ZSPN and the ZSPN Subsidiaries, as the case may be, have not given to or received from any other Person any written notice or other written communication regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Applicable ZSPN Contract, which has not been cured, waived or otherwise resolved in all material respects.

     4.19  Insurance.
           ---------

           (a) ZSPN has delivered to Entravision true, complete and correct copies of all policies of insurance relating to ZSPN and the ZSPN Subsidiaries to which ZSPN or the ZSPN Subsidiaries are a party or under which they are or have been covered at any time since May 28, 1998.

           (b)  Except as set forth on Schedule 4.19, all such policies of
                                       -------------
insurance: (i) are
valid, outstanding and enforceable; (ii) are issued by an insurer that is financially sound and reputable; (iii) taken together, provide adequate insurance coverage for the operations of the Radio Stations, the Outdoor Business and the Internet Sites for all risks normally insured against by a Person carrying on the same businesses as the Radio Stations, the Outdoor Business and the Internet Sites; (iv) are sufficient for compliance with all Legal Requirements and Contracts to which ZSPN and the ZSPN Subsidiaries are a party or by which they are bound; (v) if the Closing occurs during the policy term, will continue in full force and effect following the consummation of the Contemplated Transactions; (vi) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of ZSPN or the ZSPN Subsidiaries; (vii) ZSPN and the ZSPN Subsidiaries have not received any refusal of coverage or any notice that a defense will be afforded with reservation of rights or any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder; and (viii) ZSPN and the ZSPN Subsidiaries have paid all premiums due, and has otherwise performed all of their respective obligations, under each such policy. Schedule 4.19 sets forth, by year, for the current policy year and
             -------------
each of the two (2) preceding policy years, a summary of the loss experience under each such insurance policy.

     4.20  Real Property Matters.
           ---------------------

           (a)  Schedule 4.20 contains a complete and accurate list of all Real
                -------------
Property and Real Property Leases owned by ZSPN and the ZSPN Subsidiaries. ZSPN has delivered or made available to Entravision true, complete and copies of the deeds and other instruments (as recorded) by which either ZSPN or the ZSPN Subsidiaries, as the case may be, acquired such real property interests, and true, complete and copies of all title insurance policies, opinions, abstracts and surveys in the possession of ZSPN relating to such properties or interests. ZSPN or the ZSPN Subsidiaries, as the case may be, own and have good and marketable title to all of the Real Property. All buildings, plants and structures owned by ZSPN or the ZSPN Subsidiaries, as the case may be, lie wholly within the boundaries of the Real Property owned by ZSPN or the ZSPN Subsidiaries, as the case may be, and do not encroach in any material respect upon the property of, or otherwise conflict with the property rights of, any other Person. The Real Property includes all land (other than leased land) used for the conduct of the business and operations of ZSPN and the ZSPN Subsidiaries.

           (b) ZSPN has delivered to Entravision true, complete and correct copies of the Real Property Leases and true, complete and correct copies of all reports of any engineers, environmental consultants or other consultants in its possession relating to any of the Real Property. Each of the Real Property Leases is valid and enforceable in accordance with its terms, ZSPN and the ZSPN Subsidiaries have not received any notice of any, and there exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default in any material respect under any Real Property Lease and all lessors under the Real Property Leases have consented (where such consent is necessary) to the consummation of the Contemplated Transactions without requiring modification in the rights or obligations thereunder

(except where the failure to obtain such consent would not constitute a ZSPN Material Adverse Effect). The Outdoor Leases of ZSPN and the ZSPN subsidiaries are sufficient to permit the continued operation of the Outdoor Business by such Persons substantially as the Outdoor Business is currently conducted. To the Knowledge of ZSPN or the Stockholders, none of the Real Property is subject to any material Encumbrance, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation as would reasonable be expected to in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the business and operations of ZSPN and the ZSPN Subsidiaries. All mortgages, notes or other security interests with respect to such Real Property are shown on the balance sheets set forth in the Financial Statements, and no default, or event that, with notice or lapse of time or both, would constitute an event of default, exists.

     4.21  Compliance with Environmental Laws.  Except as set forth on Schedule
           ----------------------------------                          --------
4.21: (i) all of the operations ZSPN and the ZSPN Subsidiaries are and have been
----
in material compliance with all Environmental Laws as currently in effect, (ii) neither ZSPN, the ZSPN Subsidiaries nor any of their predecessors used, released or disposed of any Hazardous Substance in any manner that could reasonably be expected to result in material liability, (iii) none of the material property owned, leased or operated by ZSPN or the ZSPN Subsidiaries is contaminated by any Hazardous Substance, (iv) none of the material property owned, leased or operated by ZSPN or the ZSPN Subsidiaries is affected by any condition that could reasonably be expected to result in material liability under any Environmental Law as currently in effect and (v) there is and has been no condition, activity or event respecting ZSPN or the ZSPN Subsidiaries that could reasonably be expected to subject Entravision or the Surviving Corporation to any material liability under any Environmental Law as currently in effect.

     4.22  Employees.  To the Knowledge of ZSPN, ZSPN and the ZSPN Subsidiaries
           ---------
are in compliance in all material respects with applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours, nondiscrimination, immigration, collective bargaining, benefits, occupational safety and health and planned closings, in each case, with respect to its employees. Neither ZSPN nor any of the ZSPN Subsidiaries is liable for payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for its employees (other than routine payments to be made in the Ordinary Course of Business). To the Knowledge of ZSPN, no employee of ZSPN or any of the ZSPN Subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement or any restrictive covenant to a former employer relating to the right of such employee to be employed by ZSPN or the ZSPN Subsidiaries, because of the nature of the business conducted or presently proposed to be conducted by ZSPN or the ZSPN Subsidiaries or the use of any trade secrets or proprietary information of others. None of the officers or executive employees of ZSPN or any of the ZSPN Subsidiaries named on Schedule
                                                                     --------
4.22 has given notice to ZSPN or the ZSPN Subsidiaries that such employee
----
intends to terminate his or her employment with ZSPN or the ZSPN Subsidiaries.

     4.23  Labor Relations; Compliance.  Except as set forth on Schedule 4.23,
           ---------------------------                          -------------
since May 28, 1998, neither ZSPN nor any of the ZSPN Subsidiaries has been party to any collective bargaining or other labor Contract. With respect to ZSPN and the ZSPN Subsidiaries, since May 28, 1998, except as set forth on Schedule 4.23,
                                                                  -------------
there has not been, there is not presently pending or existing, and to the Knowledge of ZSPN or the Stockholders, there is not Threatened, (i) any strike, slowdown, picketing, work stoppage or employee grievance process involving any union or group of employees, (ii) any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Body, organizational activity or other labor or employment dispute against or affecting the Radio Stations, the Outdoor Business or the Internet Sites or (iii) any application for certification of a collective bargaining agent.

     4.24  Intellectual Property.
           ---------------------

           (a) The term "ZSPN Intellectual Property Assets" includes the following proprietary items of ZSPN and the ZSPN Subsidiaries: (i) the name and FCC call letters of each broadcast property, all fictional business names, trading names, domain names or URLs, registered and unregistered trademarks, service marks and applications; (ii) all patents, patent applications and inventions and discoveries that may be patentable; (iii) all copyrights in both published works and unpublished works; (iv) all rights in mask works; and (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints owned, used or licensed by ZSPN or the ZSPN Subsidiaries as licensee or licensor, all as listed on Schedule 4.24 other than Intellectual Property
                           -------------
defined in subsection (v).

           (b)  Schedule 4.24 contains a complete and accurate list and summary
                -------------
description, including any royalties paid or received by ZSPN or the ZSPN Subsidiaries under all Contracts relating to the ZSPN Intellectual Property Assets to which ZSPN or the ZSPN Subsidiaries are a party or by which ZSPN or the ZSPN Subsidiaries are bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs under which ZSPN or an ZSPN Subsidiary is the licensee. There are no outstanding and, to the Knowledge of ZSPN, no Threatened disputes or disagreements with respect to any such agreement. The ZSPN Intellectual Property Assets are all those necessary for the operation of the businesses of the Radio Stations, the Outdoor Business and the Internet Sites, as they are currently conducted. ZSPN and the ZSPN Subsidiaries are the owners of all right, title and interest in and to each of the ZSPN Intellectual Property Assets, free and clear of all Encumbrances, and have the right to use without payment to a third-party all of the ZSPN Intellectual Property Assets.

     4.25  Relationships With Related Persons.  Except as set forth in Schedule
           ----------------------------------                          --------
4.25, no Related Person of ZSPN, the ZSPN Subsidiaries or the Stockholders has
----
had any interest in any
property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to the businesses of the Radio Stations, the Outdoor Business or the Internet Sites. No Related Person of ZSPN, the ZSPN Subsidiaries or the Stockholders has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Radio Stations, the Outdoor Business or the Internet Sites other than business dealings or transactions conducted in the Ordinary Course of Business with the Radio Stations, the Outdoor Business or the Internet Sites at substantially prevailing market prices and on substantially prevailing market terms or (ii) engaged in competition with the businesses of the Radio Stations, the Outdoor Business or the Internet Sites (a "ZSPN Competing Business") in any market presently served by the Radio Stations, the Outdoor Business and the Internet Sites except for less than five percent (5%) of the outstanding capital stock of any ZSPN Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth on Schedule 4.25, no
                                                          -------------
Related Person of ZSPN, the ZSPN Subsidiaries or the Stockholders is a party to any Contract with, or has any claim or right against, the Radio Stations, the Outdoor Business or the Internet Sites. All information regarding all outstanding loans from the Company to any Related Person and all accrued but unpaid compensation, bonuses or similar amounts owed by the Company to any Related Person has been delivered to Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P. prior to the Execution Date.

     4.26  Bank and Brokerage Accounts. ZSPN has provided Entravision a list of
           ---------------------------
(i) the names and addresses of all banks and brokerage firms in which ZSPN and the ZSPN Subsidiaries have accounts or safe deposit boxes, lock boxes, vaults and the account numbers relating thereto, (ii) the name of each Person authorized to draw on any such account or have access to any such boxes or vaults and (iii) the names of all Persons, if any, holding Tax or other powers of attorney from ZSPN or the ZSPN Subsidiaries and a summary of the terms thereof.

     4.27  FCC Qualification.  ZSPN and the ZSPN Subsidiaries are (i) qualified
           -----------------
under the rules and regulations of the FCC to enter into this Agreement and consummate the transactions contemplated herein and (ii) no waivers or exemptions by ZSPN or the ZSPN Subsidiaries of such FCC rules or regulations are required for the FCC to grant the FCC Consent.

     4.28  Other Consents.  Prior to execution and delivery of this Agreement,
           --------------
ZSPN has delivered consents of its Board of Directors, lenders and stockholders to Entravision necessary to approve the Contemplated Transactions.

     4.29  Disclosure.  None of the representations or warranties made by ZSPN
           ----------
(as modified by the Schedules), nor any statement made in any schedule or certificate furnished by ZSPN pursuant to this Agreement, or furnished in connection with the documents mailed or delivered to the Stockholders in connection with soliciting their consent to this Agreement and the Merger (to the extent such documents were prepared by or include information provided by
ZSPN), contains or will contain at the Effective Time, any material untrue statement or omits, or will omit at the Effective Time to state any material fact necessary in order to make the statements contained therein not materially misleading.

                                  ARTICLE 5.
                        REPRESENTATIONS AND WARRANTIES
                      OF ENTRAVISION AND ACQUISITION CO.

     Except as set forth in the Registration Statement, Entravision and Acquisition Co., jointly and severally, hereby represent and warrant to ZSPN and the Stockholders as follows (it being expressly understood that in no event will the representations of Entravision and Acquisition Co. extend to or include the business assets, properties, liabilities, operations or prospects of Latin Communications Group Inc. existing as of the Execution Date or as of the Closing):

     5.1  Organization and Good Standing.  Each of Entravision and Holdings is a
          ------------------------------
limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition Co. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2  Authority; No Conflict; Consents.
          --------------------------------

          (a) This Agreement constitutes the legal, valid and binding obligation of Entravision and Acquisition Co., enforceable against Entravision and Acquisition Co. in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and is subject to general principles of equity. Entravision and Acquisition Co. have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform their respective obligations thereunder.

          (b) Neither the execution and delivery of this Agreement by Entravision or Acquisition Co. nor the consummation or performance of any of the Contemplated Transactions by Entravision or Acquisition Co. will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions or the Roll-Up pursuant to: (i) any provision of the respective Organizational Documents of Entravision and Acquisition Co.; (ii) any resolution adopted by the members, stockholders or the Board of Directors of Entravision or Acquisition Co., as the case may be; (iii) any Legal Requirement or Order to which Entravision or Acquisition Co. may be subject; or (iv) any Contract to which Entravision or Acquisition Co. is a party or by which Entravision or Acquisition Co. may be bound.

          (c) Except for the FCC Consent, the filings required by the HSR Act, and the consent of Union Bank of California, Entravision and Acquisition Co. are not and will not be required to give any notice to or obtain any third-party Consents from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions or the Roll-Up.

     5.3  Broker's or Finder's Fees.  Neither Entravision, Acquisition Co. nor
          -------------------------
their agents have incurred any Liabilities for broker's or finder's fees or agents commissions or other similar payment in connection with this Agreement.

     5.4  Capitalization.
          --------------

          (a) The authorized capital stock of Entravision Communications Corporation consists of (i) 305,000,000 shares of Class A Common Stock, $0.0001 par value per share, none of which are issued and outstanding, (ii) 60,000,000 shares of Class B Common Stock, $0.0001 par value per share, none of which are issued and outstanding, (iii) 50,000,000 shares of Class C Common Stock, $0.0001 par value per share, none of which are issued and outstanding and (iv) 50,000,000 shares of Preferred Stock $0.0001 par value per share, none of which are issued and outstanding.

          (b) Schedule 5.4(b) sets for a pro forma fully-diluted capitalization
              ---------------
of the Corporation as of the Closing (but without giving effect to the IPO) subject only to adjustment of the Exchange Number (as defined in the Exchange Agreement). The "Entravision Fully-Diluted Shares" as defined in this Agreement shall be as of the Closing as set forth on Schedule 5.4(b).

          (c) The outstanding units of membership interest in Entravision Communications Company, L.L.C. (the "Units") consist of an aggregate of 2,019,879 Units, 1,555,037 of which are designated Class A Units, none of which are designated Class B Units, 286,206 of which are designated Class C Units, 168,323 of which are designated Class D Units, 10,313 of which are designated Class E Units and 10,313 of which are designated Class F Units.

          (d) Except as set forth on Schedule 5.4(d), (i) there are no other
                                     ---------------
options, warrants, stock appreciation rights, subscriptions, convertible debentures or other rights, commitments or any other similar agreements for the purchase of any securities of Entravision, (ii) there are no Contracts relating to the issuance, sale, registration or transfer of any equity securities or other securities of Entravision and (iii) there are no voting trust agreements or other Contracts, agreements or arrangements restricting voting rights or transferability with respect to Entravision.

          (e) The shares of Class A Common Stock of the Corporation issuable as the ZSPN Equity Consideration and the shares of Series B Preferred Stock issuable pursuant to the Certificate, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully-paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investor Rights Agreement and applicable federal and state securities laws and will not have been issued in violation of any preemptive rights.

     5.5  Entravision Subsidiaries.
          ------------------------

          (a) Schedule 5.5 sets forth a list of all of the Entravision
              ------------
Subsidiaries.  Except as set forth on Schedule 5.5, Entravision owns, either
                                      ------------
directly or indirectly through one or more of the Entravision Subsidiaries, all of the capital stock or membership interests of each of the Entravision Subsidiaries free and clear of any Encumbrances.

          (b) The authorized capital stock and number of outstanding shares or membership interests of each of the Entravision Subsidiaries is set forth on
Schedule 5.5 (the "Entravision Subsidiary Shares").  Entravision is and will be
------------
on the Closing Date the record and beneficial owner and holder of all of the Entravision Subsidiary Shares, which will be at Closing free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any stock certificate representing the Entravision Subsidiary Shares. All of the Entravision Subsidiary Shares have been duly authorized and validly issued and are fully paid and nonassessable. None of the Entravision Subsidiary Shares were issued in violation of the Securities Act or any other Legal Requirement.

          (c) Except as set forth on Schedule 5.5, (i) there are no options,
                                     ------------
warrants, stock appreciation rights, subscriptions, convertible debentures, registration rights agreements, or other rights, commitments or any other similar agreements for the purchase of any securities of any of the Entravision Subsidiaries, (ii) there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of any of the Entravision Subsidiaries and (iii) there are no voting trust agreements or other Contracts, agreements or arrangements restricting voting rights or transferability with respect to any of the Entravision Subsidiaries.

     5.6  Entravision Financial Statements.  Entravision has delivered to ZSPN
          --------------------------------
true, complete and correct copies of the Entravision Financial Statements. Except as set forth on Schedule 5.6, the Entravision Financial Statements fairly
                       ------------
present in all material respects the consolidated financial condition of Entravision and the Entravision Subsidiaries and the assets and liabilities of Entravision and the Entravision Subsidiaries as of the respective dates thereof and the results of operations, changes in stockholders' equity and cash flows for the periods therein specified, and have been prepared from the books and records of Entravision and the Entravision Subsidiaries in accordance with GAAP. The Entravision Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements, and except that the unaudited Entravision Financial Statements were prepared on an interim basis, are subject to normal year-end adjustments and do not contain all of the footnote disclosures required by GAAP.

     5.7  No Undisclosed Liabilities.  Except as set forth on Schedule 5.7,
          --------------------------                          ------------
Entravision and the Entravision Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due to become due, which individually or in the aggregate could reasonably be expected to have an Entravision Material Adverse Effect, other than (i) liabilities reflected in the Entravision Financial Statements, (ii) liabilities specifically described in this Agreement or in the Entravision Schedules or (iii) normal or recurring liabilities incurred since the date of the Entravision Financial Statements in the Ordinary Course of Business.

     5.8  Taxes.
          -----

          (a) Each of Entravision and the Entravision Subsidiaries have accurately prepared and timely filed (or will so file) all material Tax Returns required to be filed at or before the Effective Time relating to any and all Taxes concerning or attributable to Entravision or any of the Entravision Subsidiaries or to their operations, and such Tax Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law. Entravision has made available to ZSPN true, complete and correct copies of all such Tax Returns filed by Entravision and the Entravision Subsidiaries in the past three (3) years.

          (b) There is no Tax sharing agreement that will require any payment by Entravision or any of the Entravision Subsidiaries after the date of this Agreement.

          (c) Each of Entravision and the Entravision Subsidiaries as of the Effective Time: (i) will have paid all Taxes it is required to pay prior to the Effective Time and (ii) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, except in each case for Taxes contested in good faith by appropriate proceedings for which adequate reserves have been taken and except where the failure (if any) to pay or withhold such Taxes could not reasonably be expected to have an Entravision Material Adverse Effect.

          (d) There is no Tax deficiency outstanding, proposed or assessed against Entravision or any of the Entravision Subsidiaries that is not reflected as a liability on the most recently prepared balance sheet of Entravision nor has Entravision or any of the Entravision Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (e) Neither Entravision nor any of the Entravision Subsidiaries has any material liability for unpaid federal, state, local or foreign Taxes that has not been accrued for or reserved on the Entravision Financial Statements, whether asserted or unasserted, contingent or otherwise.

     5.9  Employee Benefit Plans.
          ----------------------

          (a) Entravision has made available to ZSPN all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Entravision or any of the Entravision Subsidiaries or any trade or business (whether or not incorporated) which is a member or which is under common control with Entravision within the meaning of Section 414 of the IRC (together, the

"Entravision Employee Plans"). Entravision does not maintain and has never maintained or contributed to any employee benefit plan subject to Title IV of ERISA (including a multiemployer plan as defined in Section 3(37) of ERISA).

           (b) With respect to each Entravision Employee Plan, Entravision has made available to ZSPN, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS with respect to an Entravision Employee Plan subject to such filing requirement, (ii) such Entravision Employee Plan,
(iii) each trust agreement and group annuity contract, if any, relating to such Entravision Employee Plan, and (iv) the most recent determination letter issued with respect to any plan which is intended to be qualified under Section 401(a) of the IRC.

           (c) With respect to the Entravision Employee Plans, individually and in the aggregate, no event has occurred, and to the Knowledge of Entravision there exists no condition or set of circumstances, in connection with which Entravision or any of the Entravision Subsidiaries could be subject to any material liability under ERISA, the IRC or any other applicable law.

           (d) With respect to the Entravision Employee Plans, individually and in the aggregate, there are no material funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the Entravision Financial Statements.

           (e) Except as set forth in Schedule 5.9, and except as provided for
                                      ------------
in this Agreement, neither Entravision nor any of the Entravision Subsidiaries is a party to any oral or written (i) union or collective bargaining agreement,
(ii) agreement with any officer or other key employee of Entravision or any of the Entravision Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Entravision of the nature contemplated by this Agreement, (iii) agreement with any officer of Entravision or any of the Entravision Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of One Hundred Thousand Dollar ($100,000.00) per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     5.10  Compliance with Legal Requirements.  Except as set forth on Schedule
           ----------------------------------                          --------
5.10: (i) Entravision and the Entravision Subsidiaries are in compliance in all
----
material respects with each Legal Requirement that is or was applicable to them;
(ii) to the Knowledge of Entravision, no event has occurred or circumstance exists that (with or without notice or lapse of time) constitutes or results in a material violation by Entravision of, or a material failure on the part of

Entravision or the Entravision Subsidiaries to comply with, any Legal Requirement or gives rise to any obligation on the part of Entravision or the Entravision Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature; and (iii) neither Entravision nor any of the Entravision Subsidiaries has received any written notice or other written communication from any Governmental Body or any other Person regarding any actual or alleged material violation of, or material failure to comply with, any Legal Requirement, any actual, alleged, possible or potential material obligation on the part of Entravision or any of the Entravision Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature.

     5.11  Legal Proceedings.  There is no action, suit or proceeding, claim,
           -----------------
arbitration or, to the Knowledge of Entravision, investigation against Entravision or any of the Entravision Subsidiaries pending or, to the Knowledge of Entravision, threatened, or as to which Entravision or any of the Entravision Subsidiaries has received any written notice of assertion, which, if decided adversely to Entravision or such Subsidiary, could reasonably be expected to have an Entravision Material Adverse Effect or a material adverse effect on the ability of Entravision to consummate the transactions contemplated by this Agreement.

     5.12  Applicable Contracts; No Defaults.
           ---------------------------------

           (a) Entravision has made available to ZSPN, true, complete and correct copies of each Applicable Entravision Contract. Each Applicable Entravision Contract is in full force and effect and is valid and enforceable in accordance with its terms.

           (b) Except as set forth on Schedule 5.12: (i) Entravision or the
                                      -------------
Entravision Subsidiaries, as the case may be, are, and at all times during the last two (2) years have been, in material compliance with the applicable terms and requirements of each Applicable Entravision Contract; (ii) to the Knowledge of Entravision, no event has occurred or circumstance exists that (with or without notice or lapse of time) would be reasonably likely to contravene, conflict with or result in a violation or Breach of, or give Entravision or the Entravision Subsidiaries, as the case may be, or other Person the right to declare a default or exercise any materially adverse remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Entravision Contract; and (iii) Entravision and the Entravision Subsidiaries, as the case may be, have not given to or received from any other Person any written notice or other written communication regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Applicable Entravision Contract, which has not been cured, waived or otherwise resolved in all material respects.

     5.13  Compliance with Environmental Laws.   Except as set forth on Schedule
           ----------------------------------                           --------
5.13, (i) all of the operations Entravision and the Entravision Subsidiaries are
----
and have been in material compliance with all Environmental Laws as currently in effect, (ii) neither Entravision, the Entravision Subsidiaries nor any of their predecessors used, released or disposed of any Hazardous Substance in any manner that could reasonably be expected to result in material liability, (iii) none of the material property owned, leased or operated by Entravision or the Entravision Subsidiaries is contaminated by any Hazardous Substance, (iv) none of the material property owned, leased or operated by Entravision or the Entravision Subsidiaries is affected by any condition that could reasonably be expected to result in material liability under any Environmental Law as currently in effect and (v) there is and has been no condition, activity or event respecting Entravision or the Entravision Subsidiaries that could reasonably be expected to subject ZSPN or the Surviving Corporation to any material liability under any Environmental Law as currently in effect.

     5.14  Intellectual Property.
           ---------------------

           (a) The term "Entravision Intellectual Property Assets" includes the following proprietary items of Entravision and the Entravision Subsidiaries: (i) the name and FCC call letters listed on Schedule 5.14, all fictional business
                                        -------------
names, trading names, domain names or URLs, registered and unregistered trademarks, service marks and applications; (ii) all patents, patent applications and inventions and discoveries that may be patentable; (iii) all copyrights in both published works and unpublished works; (iv) all rights in mask works; (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints owned, used or licensed by Entravision or the Entravision Subsidiaries as licensee or licensor.

           (b) There are no outstanding and, to the Knowledge of Entravision, no Threatened disputes or disagreements with respect to any Applicable Entravision Contract related to the Entravision Intellectual Property Assets. The Entravision Intellectual Property Assets are all those necessary for the operation of the businesses of the Entravision Media Properties as they are currently conducted. Entravision and the Entravision Subsidiaries are the owners of all right, title and interest in and to each of the Entravision Intellectual Property Assets, free and clear of all Encumbrances, and have the right to use without payment to a third-party all of the Entravision Intellectual Property Assets.

     5.15  Relationships With Related Persons.  Except as set forth in Schedule
           ----------------------------------                          --------
5.15, no Related Person of Entravision or the Entravision Subsidiaries has had
----
any interest in any property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to the businesses of the Entravision Media Properties. No Related Person of Entravision or the Entravision Subsidiaries has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has
(i) had business dealings or a material financial interest in any transaction with the Entravision Media Properties other than business dealings or transactions conducted in the Ordinary Course of Business with the Entravision Media Properties at substantially prevailing market prices and on substantially prevailing market terms or (ii) engaged in competition with the businesses of the Entravision Media Properties (a "Competing Business") in any market presently served by the Entravision Media Properties except for less than five percent (5%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth on Schedule 5.15, no Related Person of Entravision or the Entravision
             -------------
Subsidiaries is a party to any Contract with, or has any claim or right against, the Entravision Media Properties.

     5.16  FCC Qualification.  Except as required to comply with the FCC's
           -----------------
multiple ownership rules, Entravision and Holdings are (i) qualified under the rules and regulations of the FCC to enter into this Agreement and consummate the transactions contemplated herein and (ii) no waivers or exemptions of such FCC rules or regulations are required for the FCC to grant the FCC Consent.

     5.17  Other Consents.  Prior to execution and delivery of this Agreement,
           --------------
Entravision has delivered consents of Entravision's and Acquisition Co.'s Boards of Directors, stockholders, Executive Committee and Univision necessary to approve the Contemplated Transactions.

     5.18  Latin Communications Group.  That certain Agreement and Plan of
           --------------------------
Merger dated December 21, 1999 by and among the Company, LCG Acquisition Corporation, Latin Communications Group Inc. and certain of its representatives is in full force and effect and has not been amended or any provision waived as of the Execution Date (other than an amendment to extend the closing of the acquisition of certain Nevada radio stations), and the Company has not received written notice of a breach of representation or warranty or misrepresentation by Latin Communications Group Inc. under such agreement.

     5.19  Disclosure. None of the representations or warranties made by
           ----------
Entravision (as modified by the Schedules), nor any statement made in the Registration Statement or any schedule or certificate furnished by Entravision pursuant to this Agreement, contains or will contain at the Effective Time, any material untrue statement or omits, or will omit at the Effective Time to state any material fact necessary in order to make the statements contained therein not materially misleading.

                                  ARTICLE 6.
                        REPRESENTATIONS AND WARRANTIES
                           OF THE MAJOR STOCKHOLDERS

     Each Major Stockholder hereby severally represents and warrants to Entravision and Acquisition Co. as follows (such representations and warranties do not lessen or obviate the representations and warranties of ZSPN set forth in
Article 4 above):

     6.1  Requisite Power and Authority.  Such Major Stockholder has all
          -----------------------------
necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its obligations thereunder. All action on such Major Stockholder's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon execution and delivery, this Agreement will be the valid and binding obligation of such Major Stockholder, enforceable in accordance with its terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity).

     6.2  Investment Representations.  Such Major Stockholder understands that
          --------------------------
the shares Entravision Class A Common Stock have not been registered under the Securities Act. Such Major Stockholder also understands that the shares of Entravision Class A Common Stock are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Major Stockholder's representations and warranties contained in this Agreement. Such Major Stockholder hereby represents and warrants as follows:

          (a) Except for the Major Stockholders who are listed (and whose stock ownership is shown) on Schedule 6.2, such Major Stockholder is an "accredited
                       ------------
investor" as defined in Rule 501(a) of the Securities Act.

          (b) He, she or it is capable of evaluating the merits and risks of his, her or its investment in Entravision and has the capacity to protect his, her or its own interests. Such Major Stockholder must bear the economic risk of this investment indefinitely unless the shares of Entravision Class A Common Stock are registered pursuant to the Securities Act, or an exemption from registration is available. Such Major Stockholder understands that Entravision has no present intention of registering the shares of Entravision Class A Common Stock except as expressly specified in the Investor Rights Agreement. Such Major Stockholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Major Stockholder to transfer all or any portion of the shares of Entravision Class A Common Stock under the circumstances, in the amounts or at the times such Major Stockholder might propose.

          (c) Such Major Stockholder is acquiring the shares of Entravision Class A Common Stock for such Major Stockholder's own account for investment only, and not with a view towards their distribution in violation of the Securities Act.

          (d) Such Major Stockholder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

          (e) Such Major Stockholder has received and fully reviewed a copy of the Registration Statement.

          (f) Such Major Stockholder has been provided an opportunity to discuss Entravision's business, management and financial affairs with directors, officers and management of Entravision and has had the opportunity to review Entravision's operations and facilities. Such Major Stockholder has also been provided the opportunity to ask questions of and receive answers from Entravision and its management regarding the terms and conditions of this investment.

          (g) Such Major Stockholder acknowledges and agrees that the shares of

Entravision Class A Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Major Stockholder has been advised or is aware of the provisions of Rule 144 and 145 promulgated under the Securities Act as in effect from time to time, which will subject the shares of Entravision Class A Common Stock acquired by such Major Stockholder to certain restrictions.

          (h) Such Major Stockholder resides in the state or province identified in the address of such Major Stockholder set forth on the signature page to this Agreement.

     6.3  No Dispositions.  Each Major Stockholder does not currently have, and
          ---------------
at the Closing will not have, any plan, agreement, commitment, intention or arrangement, whether written or oral, to dispose of any of the shares of the Common Stock to be received by such Major Stockholder. For purposes of this representation, a "disposition" shall include any direct or indirect offer, offer to sell, sale, contract of sale or grant of any option to purchase, gift, transfer, pledge or other disposition, including any disposition of the economic or other risks of ownership through hedging transactions or derivatives and any other transaction that would constitute a "constructive sale" within the meaning of Section 1259 of the Code, including, without limitation, a short-sale, forward sale, equity swap or other derivative contract with respect to the Common Stock or substantially identical property, or other transaction having substantially the same effect as the foregoing.

     6.4  Transfer Restrictions.  Such Major Stockholder acknowledges and agrees
          ---------------------
that the shares of Entravision Class A Common Stock are subject to restrictions on transfer set forth in this Section 6.3. Such Major Stockholder agrees not to make any disposition of all or any portion of the shares of Entravision Class A Common Stock unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, (ii) transfers are in compliance with Rule 144 or 145, or (iii) the transferee (except for transfers in compliance with Rule 144 and 145) has agreed in writing to be bound by the terms of this Section 6.3, such Major Stockholder shall have notified Entravision of the proposed disposition and shall have furnished Entravision with a reasonably detailed statement of the circumstances surrounding the proposed disposition and if reasonably requested by Entravision, such Major Stockholder shall have furnished Entravision with an opinion of counsel, reasonably satisfactory to Entravision, that such disposition will not require registration of such shares under the Securities Act. Notwithstanding the provisions of clauses (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Major Stockholder to a Related Person, a shareholder, a member or a partner of such Major Stockholder or a family member of such Major Stockholder or trust for the benefit of such Major Stockholder; provided, however, that in each case the transferee will be subject to the terms of this Section 6.3 to the same extent as if he, she or it were an original Major Stockholder hereunder. Notwithstanding the foregoing, such Major Stockholder shall have registration rights for the shares of Entravision Class A Common Stock as set forth in the Investor Rights Agreement. At such time as a registration statement for the shares of Entravision Class A Common Stock has been declared effective in accordance with the terms and conditions of the Investor Rights Agreement, the provisions of this Section 6.3 above shall cease to apply to the shares of Entravision Class A Common Stock. Any Major Stockholder who is an officer or director of Entravision after the Closing shall, in any event, comply with Entravision's published insider trading policies.

                                  ARTICLE 7.
                           COVENANTS OF ZSPN AND THE
                   MAJOR STOCKHOLDERS PRIOR TO CLOSING DATE

     7.1  Access and Investigation.  Between the date of this Agreement and the
          ------------------------
Closing Date, ZSPN will, and will cause its Representatives to, (i) afford Entravision and its Representatives reasonable access during normal business hours to the personnel, properties (including subsurface testing), Contracts, books and records and other documents and data of ZSPN, (ii) furnish Entravision and its Representatives with true, complete and correct copies of all such Contracts, books and records and other existing documents and data as they may reasonably request and (iii) furnish Entravision and its Representatives with such additional financial, operating and other data and information as they may reasonably request. ZSPN agrees that prior to consummation of the Contemplated Transactions, to the extent available, Entravision will be furnished with such accounting information and reports to the extent Entravision deems necessary to enable Entravision to satisfy the disclosure or exemption requirements of any lender providing financing, or state or federal securities regulators. Nothing in this Section 7.1 shall require ZSPN to compile accounting information or prepare reports that it would not otherwise compile or prepare. All such information is delivered subject to that certain Confidentiality Agreement dated December 17, 1999 (the "Confidentiality Agreement") by and between Entravision and ZSPN.

     7.2  Operation of Business.  Without the written consent of Entravision
          ---------------------
(not to be unreasonably withheld), (i) ZSPN will not and will cause each of the ZSPN Subsidiaries not to engage in any material practice, take any material action or enter into any material transaction outside the Ordinary Course of Business; and (ii) ZSPN will not increase its Indebtedness over One Hundred Eight Million Six Hundred Seventy Thousand One Hundred Seventeen Dollars ($108,670,117.00).

     7.3  Preservation of Business.  Except for items set forth on Schedule 7.3,
          ------------------------                                 ------------
except for transactions involving the disposition of ZSPN assets which may be approved in writing by Entravision between the date of this Agreement and the Closing, ZSPN will, and will cause the ZSPN Subsidiaries to, use commercially reasonable efforts to keep their business and properties substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, licensees, suppliers, listeners, customers and employees, in each instance where the failure to comply with this
Section 7.3 is to ZSPN's Knowledge reasonably likely to result in, and in fact results in a ZSPN Material Adverse Effect.

     7.4  Negative Covenant.  Except as otherwise expressly permitted by this
          -----------------
Agreement, between the date of this Agreement and the Closing Date, ZSPN will not, without the prior written consent of Entravision, which shall not be unreasonably withheld, take any affirmative action, or fail to take any reasonable action within their control, that is to ZSPN's Knowledge to be reasonably likely to result in, and in fact results in any of the changes or events listed in Section 4.17 above. Upon provision of Entravision's written consent pursuant to this Section 7.4 and modification of the ZSPN Schedules pursuant to Section 7.5 below, Entravision will be deemed to have waived any misrepresentation directly related to the action consented to.

     7.5  Notification.  Between the date of this Agreement and the Closing
          ------------
Date, ZSPN and each Major Stockholder will promptly notify Entravision in writing if it becomes aware of any fact or condition that causes or constitutes a material Breach of any of its representations and warranties made by such party in this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute such a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition disclosed to Entravision by ZSPN as set forth above, or any fact or condition that is discovered by Entravision independently prior to the Closing Date, require any change in the ZSPN Schedules if the ZSPN Schedules were dated the date of the occurrence or discovery of any such fact or condition between the date of this Agreement and the Closing Date, ZSPN will promptly deliver to Entravision a supplement to the Schedules specifying such change; provided, however, that no disclosure by ZSPN or the Major Stockholders of any fact or condition pursuant to this Section 7.5 shall be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentation or Breach of any representation or warranty if such fact or condition would have, or would reasonably be expected to have a ZSPN Material Adverse Effect as reflected in the representations and warranties of ZSPN in Article 4 above or of the Major Stockholders in Article 6 above.

     7.6  No Negotiation.  Until the Closing Date, or such time, if any, as this
          --------------
Agreement is terminated (or ZSPN has the right to terminate this Agreement) pursuant to Article 11 below, ZSPN and its Major Stockholders will not, and will use all reasonable best efforts to cause each of their Representatives not to, directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Entravision, Acquisition Co. or their Related Persons) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of ZSPN, or any merger, consolidation, business combination, sale of ownership interests or similar transaction involving ZSPN, any of the ZSPN Subsidiaries or the Shares.

     7.7  Best Efforts.  Between the date of this Agreement and the Closing
          ------------
Date, ZSPN will use its Best Efforts to cause the conditions in Section 10.1 below to be satisfied. Between the date of this Agreement and the Closing Date, the Major Stockholders will use their Best Efforts to cause the conditions in
Section 10.1 below relevant to the Major Stockholders to be satisfied.

     7.8   Application for FCC Consent.  As soon as practicable after the
           ---------------------------
Execution Date, ZSPN agrees, jointly with Entravision and Holdings to file an application as is required to obtain the FCC Consent. ZSPN will diligently take, or cooperate in the taking of, all steps that are necessary, proper or desirable to expedite the preparation of such application to obtain FCC Consent. ZSPN will promptly provide Entravision with a true, complete and correct copy of any pleading or other document served on it relating to such application. If the FCC Consent imposes any condition on ZSPN or the Major Stockholders, ZSPN or the Major Stockholders, as the case may be, shall use their Best Efforts to comply with such condition prior to the Closing. If reconsideration or judicial review is sought with respect to the FCC Consent, and such reconsideration or review relates to ZSPN, the Major Stockholders or the operations of the Radio Stations, ZSPN and the Major Stockholders shall vigorously oppose such reconsideration or judicial review at their own expense. Entravision shall pay for or reimburse ZSPN for all FCC filing fees.

     7.9   Filing Under HSR Act.  As soon as practicable after the Execution
           --------------------
Date, ZSPN agrees to make a separate filing of the Notification and Report Form pursuant to the HSR Act with respect to the Contemplated Transactions as promptly as practicable and supply any additional information or documentary material that may be required under the HSR Act and to take all other actions as reasonably necessary to cause the expiration or termination of the applicable waiting period under the HSR Act as soon as possible. ZSPN will use its Best Efforts to cooperate in all respects with Entravision in conjunction with any such filing submission or other inquiry and to promptly notify Entravision of any communication received from or given to the Antitrust Department of the Department of Justice or the Federal Trade Commission and to permit the other party to review such communication. All HSR filing fees and expenses shall be borne fifty percent (50%) by Entravision and fifty percent (50%) by ZSPN.

     7.10  Required Approvals.  As soon as practicable after the Execution Date,
           ------------------
ZSPN will make all other filings required by Legal Requirements to be made by ZSPN or any of the ZSPN Subsidiaries in order to consummate the Contemplated Transactions or the Roll-Up. Between the date of this Agreement and the Closing Date, ZSPN will cooperate with Entravision and Acquisition Co. with respect to all filings that Entravision or Acquisition Co. elect to make or are required by Legal Requirements to make in connection with the Contemplated Transactions.

     7.11  Third-Party Consents.  ZSPN shall obtain, or cause to be obtained
           --------------------
prior to the Closing Date, any and all required third-party Consents listed on
Schedule 4.2 as "Material Consents."  Entravision acknowledges that Schedule 4.2
------------                                                        ------------
is incomplete as of the Execution Date and shall be amended pursuant to the procedure set forth in Section 7.5 above to include all Material Consents within thirty (30) days of the Execution Date.

     7.12  Notice of Certain Developments.  Between the date of this Agreement
           ------------------------------
and the Closing Date, ZSPN shall give prompt written notice to Entravision (i) if any of the assets of the

Radio Stations, the Outdoor Business or the Internet Sites shall have suffered damage on account of fire, explosion or other cause of any nature which is sufficient to prevent operation of the Radio Stations, the Outdoor Business or the Internet Sites for twenty-four (24) continuous hours or more and (ii) if the regular broadcast transmission of the Radio Stations in the normal and usual manner in which they heretofore have been operating is interrupted for a period of five (5) continuous hours or more.

     7.13  No Inconsistent Action.  Between the date of this Agreement and the
           ----------------------
Closing Date, ZSPN will not take any action which is materially inconsistent with their obligations under this Agreement, or that would reasonably be expected to materially hinder or delay the consummation of the Contemplated Transactions, the IPO or the Roll-Up. ZSPN will not take any action that would disqualify or impair ZSPN as the assignor of the Radio Stations or as owners and operators of the Radio Stations.

     7.14  Environmental Audit/Engineering/Soils Investigation.  At its sole
           ---------------------------------------------------
option, within forty-five (45) days of the execution of this Agreement, Entravision may commission a Phase I (or Phase II, if necessary) environmental audit and an engineering and soils and geotechnical investigation of any of the Real Property owned or leased by ZSPN, to be conducted by a company selected by Entravision (and reasonably acceptable to ZSPN and to be conducted under protocols reasonably approved by ZSPN) and at Entravision's sole expense. If such environmental audit discloses the presence of any Hazardous Substances in violation of the Environmental Laws on any such Real Property which would have a ZSPN Material Adverse Effect, ZSPN shall at its own expense use Best Efforts to promptly comply with the applicable Environmental Laws to bring such property into such compliance as would prevent a ZSPN Material Adverse Effect ("Material Environmental Compliance"). If such property is not brought into Material Environmental Compliance by the Closing Date, the Closing will nonetheless occur (notwithstanding any possible Breach of Section 4.21 or other Breach of warranty or misrepresentation hereunder relating to such Hazardous Substances) and (i) the Cash Consideration Value will be reduced by an amount (the "Environmental Clean-Up Amount") which represents a reasonable estimate of the reasonable out-of-pocket costs and expenses of bringing such property into Material Environmental Compliance plus a contingency reserve of fifteen percent (15%) of such estimated costs and expenses, (ii) the Environmental Clean-Up Amount will be deposited into escrow under arrangements satisfactory to the ZSPN Representatives and Entravision, (iii) Entravision will continue to use Best Efforts (but at an out-of-pocket cost limited to the Environmental Clean-Up Amount) to promptly achieve Material Environmental Compliance under a plan and utilizing such contractor(s) as may be reasonably agreed upon by Entravision and the ZSPN Representatives, and (iv) the balance of the Environmental Clean-Up Amount, if any, remaining upon the achieving of Material Environmental Compliance shall be promptly distributed to the Major Stockholders as directed by the ZSPN Representatives in writing. Any dispute under this Section 7.14 shall be resolved by Arthur Andersen LLP, which determination shall be conclusive and binding on all parties, and the fees and expenses of whom shall be borne equally by Entravision and ZSPN before the Closing and paid out of the Environmental Clean-Up Amount after the Closing.

     7.15  Post-Closing Covenants.  After the Closing, ZSPN and the Major
           ----------------------
Stockholders will execute any further documents consistent with this Agreement, provide any further reasonably available information and take any other actions not imposing significant financial or operational obligations in excess of the other obligations imposed by this Agreement, upon the request of Entravision based upon its reasonable determination that those actions are required to enable Entravision or the Surviving Corporation to effectuate this Agreement.

     7.16  Affiliate Agreements.  Schedule 7.16 sets forth those persons who, in
           --------------------   -------------
ZSPN's reasonable judgment, are or may be "affiliates" of ZSPN within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Securities Act. ZSPN shall provide Entravision such information and documents as Entravision shall reasonably request for purposes of reviewing such lists. Each Major Stockholder who is an Affiliate shall deliver to Entravision prior to the Closing, an executed Affiliate Agreement, substantially in the form attached hereto as Exhibit "J" and incorporated herein by this reference. Entravision
          -----------
shall be entitled to place appropriate legends on the certificates evidencing any Entravision Class A Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Entravision Class A Common Stock, consistent with the terms of such Affiliate Agreements.

     7.17  Termination of the Stockholders Agreement.  The Stockholders
           -----------------------------------------
Agreement shall be terminated concurrently with the Closing and thereafter shall be of no further force or effect.

                                  ARTICLE 8.
                 COVENANTS OF ENTRAVISION AND ACQUISITION CO.
                             PRIOR TO CLOSING DATE

     8.1   Access and Investigation.  Between the date of this Agreement and the
           ------------------------
Closing Date, Entravision will, and will cause its Representatives to, (i) afford ZSPN and its Representatives reasonable access during normal business hours to the personnel, properties (including subsurface testing), Contracts, books and records and other documents and data of Entravision, (ii) furnish ZSPN and its Representatives with true, complete and correct copies of all such Contracts, books and records and other existing documents and data as they may reasonably request and (iii) furnish ZSPN and its Representatives with such additional financial, operating and other data and information as they may reasonably request. Entravision agrees that prior to consummation of the Contemplated Transactions, to the extent available, ZSPN will be furnished with such accounting information and reports to the extent ZSPN deems necessary to enable ZSPN to satisfy the disclosure or exemption requirements of any lender providing financing, or state or federal securities regulators. Nothing in this
Section 8.1 shall require Entravision to compile accounting information or prepare reports that it would not otherwise compile or prepare. All such information is delivered subject to the Confidentiality Agreement.

     8.2   Notification.  Between the date of this Agreement and the Closing
           ------------
Date, Entravision will promptly notify ZSPN in writing if Entravision become aware of any fact or condition that causes or constitutes a Breach of any of the representations and warranties of Entravision or Acquisition Co. in this Agreement, or if Entravision becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. If any such fact or condition is disclosed to ZSPN by Entravision as set forth above, or any fact or condition that is discovered by ZSPN independently prior to the Closing Date, require any change in the Entravision Schedules if the Entravision Schedules were dated the date of the occurrence or discovery of any such fact or condition between the date of this Agreement and the Closing Date, Entravision will promptly deliver to ZSPN a supplement to the Schedules specifying such change; provided, however, that no disclosure by Entravision of any fact or condition pursuant to this Section 8.2 shall be deemed to amend or supplement the Schedules or prevent or cure any misrepresentation or Breach of any representation or warranty if such fact or condition would have, or would reasonably be expected to have, an Entravision Material Effect as reflected in the representations and warranties of Entravision in Article 5 above.

     8.3  Preservation of Business.  Entravision will and will cause the
          ------------------------
Entravision Subsidiaries to use commercially reasonable efforts to keep their business and properties substantially intact, in each instance where the failure to comply with this Section 8.3 is known to Entravision to be reasonably likely to result in, and in fact results in an Entravision Material Adverse Effect.

     8.4  Indebtedness of Entravision.  Without the consent of ZSPN (not to be
          ---------------------------
unreasonably withheld) Entravision will not increase its Indebtedness after the Execution Date, except in connection with the acquisitions of television or radio properties by Entravision.

     8.5  Best Efforts.  Between the date of this Agreement and the Closing
          ------------
Date, Entravision and Acquisition Co. will use their Best Efforts to cause the conditions in Section 10.2 below to be satisfied. Notwithstanding anything to the contrary contained herein and without limiting the foregoing, it shall be Entravision's responsibility to arrange to assume, continue, replace, refinance or repay the City National Bank/Union Bank Credit Facilities and the Bank of Montreal Credit Facilities.

     8.6  Application for FCC Consent.  As soon as practicable after the
          ---------------------------
Execution Date, Entravision shall, and shall cause Holdings to, jointly with ZSPN file the FCC Consent. Entravision will diligently take, or cooperate in the taking of, or shall cause Holdings to diligently take, or cooperate in the taking of all steps that are necessary, proper or desirable to expedite the preparation of such application and to obtain FCC Consent, including, without limitation, all steps necessary to comply with the FCC's multiple ownership rules; provided, however, that in no event shall Entravision be required by the terms of this Agreement to dispose of more than three (3) radio stations in the Monterey/Salinas DMA or more than one (1) radio station in the Sacramento DMA (with such limitations referred to herein as the "Maximum

Required Dispositions"). Entravision will promptly provide, and shall cause Holdings to promptly provide, ZSPN with a true, complete and correct copy of any pleading or other document served on it relating to such application. If the FCC Consent imposes any condition on Entravision, Acquisition Co. or Holdings, Entravision or Acquisition Co. shall use their Best Efforts to comply, and shall cause Holdings to comply, with such condition prior to the Closing; provided, however, such efforts shall not require Entravision or dispose of assets of Entravision or the Surviving Corporation in excess of the Maximum Required Dispositions. If reconsideration or judicial review is sought with respect to the FCC Consent, and such reconsideration or review relates to Entravision, Acquisition Co. or Holdings, Entravision or Acquisition Co. shall vigorously oppose, and shall cause Holdings to oppose, such reconsideration or judicial review at their own expense.

     8.7   Filing Under HSR Act.  As soon as practicable after full execution of
           --------------------
this Agreement, Entravision agrees to make a separate filing of the Notification and Report Form pursuant to the HSR Act with respect to the Contemplated Transactions as promptly as practicable and supply any additional information or documentary material that may be required under the HSR Act and to take all other actions as reasonably necessary to cause the expiration or termination of the applicable waiting period under the HSR Act as soon as possible.
Entravision will use its Best Efforts to cooperate in all respects with ZSPN in conjunction with any such filing submission or other inquiry and to promptly notify ZSPN of any communication received from or given to the Antitrust Department of the Department of Justice or the Federal Trade Commission and to permit the other party to review such communication. All HSR filing fees and expenses will be borne fifty percent (50%) by Entravision and fifty percent (50%) by ZSPN.

     8.8   Required Approvals.  As soon as practicable after the Execution Date,
           ------------------
Entravision will make all other filings required by Legal Requirements to be made by Entravision or any of the Entravision Subsidiaries in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Entravision will cooperate with ZSPN with respect to all filings that ZSPN elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

     8.9   No Inconsistent Action.  Entravision and Acquisition Co. will not
           ----------------------
take any action which is materially inconsistent with their obligations under this Agreement or the Exchange Agreement, or that would hinder or delay the consummation of the Contemplated Transactions or the Roll-Up, including, without limitation, consenting to an amendment, waiver of termination of the Exchange Agreement in a fashion which has an adverse effect on ZSPN or the Stockholders. Entravision and Acquisition Co. will not take any action that would disqualify or impair Entravision or Holdings as the assignees of the Radio Stations or as the owner and operator of the Radio Stations. Immediately prior to the consummation of the Roll-Up, the Corporation will have no material assets and no liabilities.

     8.10  Bank Consent.  Entravision shall obtain the Consent of Union Bank of
           ------------
California to the Contemplated Transactions within sixty (60) days of the Execution Date.

     8.11  Acquisition of Entravision.  Prior to the Closing, Entravision will
           --------------------------
not enter into an agreement regarding the sale of its business or assets (other than in the Ordinary Course of Business) or any merger, consolidation, business combination, sale of ownership interest or similar transaction involving Entravision unless provision shall be made so that the Stockholders shall be entitled to receive cash in an amount equal to the Cash Consideration Value and either cash, securities or other property in the form and in an amount equal to that (and with substantially the same rights) which such Stockholders would have been entitled to receive as holders of the Class A Common Stock of the Corporation issuable to the Stockholders hereunder in the Merger and had the sale or similar transaction occurred after the Roll-Up.

                                  ARTICLE 9.
                            POST-CLOSING COVENANTS

     The parties hereby agree as follows with respect to the period following the Closing:

     9.1   Further Assurances.  In case at any time after the Closing any
           ------------------
further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all the sole cost and expense of the requesting party.

     9.2   Major Stockholder Confidentiality and Non-Solicitation.  Each of the
           ------------------------------------------------------
Major Stockholders will regard and preserve as confidential all Confidential Information of Entravision and ZSPN or their respective subsidiaries and refrain from publishing or disclosing any part of it or for using, copying or duplicating it in any way or by any means or for any purposes other than those expressly set forth in this Agreement. From and after the Closing and for a period of four (4) years thereafter, without the prior written consent of the Corporation, TSG: (i) will not wilfully or knowingly induce or attempt to induce any lessor, licensor, customer, supplier or other business associate of Entravision, the Surviving Corporation or any of their respective Subsidiaries to cease doing business with any such party; (ii) will not wilfully or knowingly interfere in a material fashion with any portion of the business of Entravision, the Surviving Corporation or any of their respective Subsidiaries after the Closing; or (iii) will not solicit any person who is or who was an employee of Entravision or induce or attempt to induce any employee of Entravision, the Surviving Corporation or any of their respective Subsidiaries to terminate his or her employment with such party. In no event will any investment by TSG in a portfolio company or the role of any affiliate of TSG as a director or advisor thereto cause the actions or activities of any such portfolio company to be attributed to TSG for purposes of this Section 9.2, nor shall this Section 9.2 apply to any future investment fund organized by the principals of TSG.

     9.3   Stock Plans and Options.
           -----------------------

           (a) Entravision shall provide to each holder of an outstanding option to purchase ZSPN Common Stock (a "ZSPN Option") under the ZSPN 1999 Stock Incentive Plan the notice (if any) required pursuant to such plan.

          (b) From and after the Effective Time, each outstanding ZSPN Option shall be assumed by Entravision and shall be deemed to constitute a substitute option under the Entravision Communications Corporation 2000 Omnibus Equity Incentive Plan to acquire, on the same terms and conditions as were applicable under such ZSPN Option (including credit for vesting periods elapsed under the ZSPN 1999 Stock Incentive Plan), a number of shares of Entravision Class A Common Stock (rounded down to the nearest whole number) equal to the product of
(i) the number of ZSPN shares pursuant to such ZSPN Option and (ii) ZSPN Share Consideration divided by (iii) the Entravision Share Consideration. The exercise price per share of Entravision Class A Common Stock (rounded up to the nearest whole cent) pursuant to such newly issued Entravision option shall be calculated as the quotient of (a) the exercise price per share of ZSPN Common Stock pursuant to such ZSPN Option and (b) the quotient of ZSPN Share Consideration and the Entravision Share Consideration. An illustration of the above calculation is attached hereto as Annex II.
                                        --------

          (c) As soon as practicable after the Effective Time, Entravision shall deliver to the participants in the ZSPN 1999 Stock Incentive Plan an appropriate notice setting forth such participants' rights pursuant thereto and the substitute grants pursuant to the Entravision Communications Corporation 2000 Omnibus Equity Incentive Plan shall continue in effect on the same terms and conditions (including vesting and repurchase rights, restrictions on transfer and other contractual obligations, and subject to the adjustments required by this Section 9.3 after giving effect to the Merger). Entravision shall provide in the substitute option agreements that ZSPN Options which qualified as incentive stock options pursuant to Section 422 of the IRC prior to the Effective Time will continue to so qualify after the Effective Time.

          (d) Entravision shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Entravision Class A Common Stock for delivery upon the exercise of options substituted for the ZSPN Options assumed in accordance with this Section 9.3. As soon as practicable after the expiration of a one hundred eighty (180) day period following the IPO, Entravision shall use reasonable and diligent efforts to file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Entravision Class A Common Stock subject to options substituted for the ZSPN Options pursuant to this Section 9.3 and shall use its reasonable and diligent efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for as long as the options substituted for ZSPN Options remain outstanding. With respect to those individuals, if any, who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Entravision shall administer options substituted for ZSPN Options pursuant to this Section 9.3 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

                                  ARTICLE 10.
                            CONDITIONS PRECEDENT TO
                         PARTIES' OBLIGATIONS TO CLOSE

     10.1  Conditions Precedent to the Obligation of Entravision and Acquisition
           ---------------------------------------------------------------------
Co. to Close.  The obligation of Entravision and Acquisition Co. to effect the
------------
Contemplated Transactions and to take the other actions required to be taken by Entravision and Acquisition Co. at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Entravision, in whole or in part, where permissible):

          (a) Representations and Warranties.  Representations and warranties of
              ------------------------------
ZSPN and the Stockholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly speak of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement or (ii) where the failure to be true and correct could not reasonably be expected to have a ZSPN Material Adverse Effect or a material adverse effect upon the parties' ability to consummate the Merger in accordance with this Agreement.

          (b) Performance.  All of the covenants and obligations that ZSPN and
              -----------
the Stockholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, considered collectively, and each of these covenants and obligations, considered individually, must have been duly performed and complied with in all material respects, including, without limitation, the obligations of ZSPN and the Stockholders pursuant to Section 3.4 above.

          (c) Closing Certificate.  Entravision shall have received from a duly-
              -------------------
authorized officer of ZSPN a certificate, dated as of the Closing, certifying that the conditions specified in Sections 10.1(a) and 10.1(b) above have been fulfilled.

          (d) No Injunctions or Restraints; Illegality.  No temporary
              ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing or prohibiting the consummation of the Merger or limiting or restricting in a material fashion Entravision's conduct or operation of the business of Entravision or ZSPN after the Merger shall have been issued and be in effect, nor shall any proceeding brought by the Governmental Body seeking any of the foregoing be pending; nor shall any action have been taken or any statute, rule, regulation or order have been enacted, and entered or enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal or prevents or prohibits the Merger.

          (e) No Adverse Claims.  There must not have been made or Threatened by
              -----------------
any Person (other than ZSPN or the Stockholders, as the case may be) any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of any material number of the Shares or the Subsidiary Shares or (ii) is entitled to all or any material portion of the ZSPN Equity Consideration unless the Stockholders shall have supplied Entravision with an unconditional indemnity against such claim, liabilities, damages, reasonable costs and expenses (including reasonable attorney's fees) arising out of such claim reasonably satisfactory to Entravision and its counsel.

           (f) Consents.  The FCC Consent shall have become a Final Order unless
               --------
Entravision and ZSPN shall have by mutual written agreement agreed to close on the initial FCC Consent. The applicable waiting period under the HSR Act shall have expired or been terminated and all other material consents, approvals, authorizations, exemptions and waivers from any Governmental Body that shall be required in order to enable Entravision or Acquisition Co. to consummate the Contemplated Transactions shall have been obtained.

           (g) IPO.  The IPO shall have closed (unless ZSPN elects to proceed
               ---
with the Interim Closing as set forth in Section 3.2 above).

           (h) Roll-Up.  The Roll-Up shall have closed (provided that nothing in
               -------
this Section 10.1(h) shall be deemed to limit ZSPN's right under this Agreement to require Entravision to proceed with the Closing and Roll-Up).

     10.2  Conditions Precedent to the Obligation of ZSPN and Major Stockholders
           ---------------------------------------------------------------------
to Close.  The obligation of ZSPN and the Major Stockholders to effect the
--------
Contemplated Transactions and to take the other actions required to be taken by ZSPN and the Major Stockholders at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by ZSPN, in whole or in part, where permissible):

           (a) Representations and Warranties.  Representations and warranties
               ------------------------------
of Entravision set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly speak of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement or (ii) where the failure to be true and correct could not reasonably be expected to have an Entravision Material Adverse Effect or a material adverse effect upon the parties' ability to consummate the Merger in accordance with this Agreement.

           (b) Performance.  All of the covenants and obligations that
               -----------
Entravision and Acquisition Co. are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, considered collectively, and each of these covenants and obligations, considered individually, must have been performed and complied with in all material respects, including, without limitation, the obligations of Entravision and Acquisition Co. pursuant to
Section 3.5 above.

           (c) Closing Certificate.  ZSPN shall have received from a duly-
               -------------------
authorized
officer of Entravision a certificate, dated as of the Closing, certifying that the conditions specified in Sections 10.2(a) and 10.2(b) above have been fulfilled.

           (d) No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing or prohibiting the consummation of the Merger or limiting or restriction Entravision's conduct or operation of the business of Entravision of ZSPN after the Merger shall have been issued and be in effect; nor shall any action have been taken or any statute, rule, regulation or order have been enacted, and entered or enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal or prevents or prohibits the Merger.

           (e) Consents.  The FCC Consent shall have become a Final Order unless
               --------
Entravision and ZSPN shall have by mutual written agreement agreed to close on the initial FCC Consent. The applicable waiting period under the HSR Act shall have expired or been terminated and all other consents, approvals, authorizations, exemptions and waivers from any Governmental Body that shall be required in order to enable ZSPN or the Stockholders to consummate the Contemplated Transactions shall have been obtained.

           (f) IPO.  The IPO shall have closed (unless ZSPN elects to proceed
               ---
with the Interim Closing as set forth in Section 3.2 above).

           (g) Roll-Up.  The Roll-Up shall have closed.
               -------

           (h) Credit Facilities.  Provision shall have been made by Entravision
               -----------------
to repay the City National Bank/Union Bank Credit Facilities and the Bank of Montreal Credit Facilities concurrently with the Closing.

           (i) Fully-Diluted Capitalization.  The fully-diluted capitalization
               ----------------------------
of the Corporation as of the Closing (but without giving effect to the IPO) shall be as set forth in Schedule 5.4(b) subject only to adjustment to reflect
                         ---------------
the change in the Exchange Number, or the issuance of warrants to a bridge lender in connection with the closing of the Citicasters Radio acquisition.

                                  ARTICLE 11.
                                  TERMINATION

     11.1  Termination Events.  This Agreement may, by written notice given
           ------------------
prior to or at the Closing, be terminated:

           (a) by Entravision: (i) if there shall have been a material Breach by ZSPN or the Stockholders of any representation, warranty, covenant or agreement which could be reasonably expected to have a ZSPN Material Adverse Effect or material adverse effect upon the parties' ability to consummate the Merger in accordance with the terms of this Agreement or the IPO, which Breach by its nature cannot be cured or shall not have been cured on the date immediately preceding the scheduled Closing Date;
(ii) if the FCC dismisses or denies the application for the FCC Consent and such order is a Final Order; or (iii) if there shall be any final decree or order that would prevent or make unlawful the Closing;

           (b) by ZSPN: (i) if there shall have been a material Breach by Entravision or Acquisition Co. of any representation, warranty, covenant or agreement which could be reasonably expected to have an Entravision Material Adverse Effect or material adverse effect upon the parties' ability to consummate the Merger in accordance with the terms of this Agreement or the Roll-Up in accordance with the terms of the Exchange Agreement, which Breach by its nature cannot be cured or shall not have been cured within twenty (20) days following receipt by the breaching party of notice of such Breach or on the date immediately preceding the scheduled Closing Date, whichever is earlier; (ii) if the FCC dismisses or denies the application for the FCC Consent and such order is a Final Order; (iii) if there shall be any final decree or order that would prevent or make unlawful the Closing; (iv) if Entravision Communications Corporation has not filed a Form S-1 Registration Statement by April 30, 2000;
(v) if Entravision Communications Company, L.L.C. has not closed the acquisition of Latin Communications Group Inc. on or before May 31, 2000; or (vi) the parties have not received the FCC Consent and/or the expiration or early termination of the applicable waiting period under the HSR Act on or before December 31, 2000.

           (c) by mutual written consent of Entravision and ZSPN;

           (d) by either Entravision or ZSPN if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 31, 2001, or such later date as the parties may agree upon; provided, however, that this section may not be utilized by any party at such time as such party is in Breach of or default under this Agreement in any material respect.

     11.2  Rights of Parties for Nonperformance or Upon Termination.
           --------------------------------------------------------

           (a) In addition to any other remedies provided by law, if ZSPN does not have a right to terminate under Section 11.1 above, but ZSPN or the Stockholders refuse to close the Contemplated Transactions or prevent the Closing due to a Breach of this Agreement, Entravision shall have the right to waive any grounds they may have to terminate under Section 11.1 above and to obtain specific performance of the obligations of ZSPN and the Stockholders to consummate the Contemplated Transactions. ZSPN and the Stockholders acknowledge and agree that the Radio Stations, the Outdoor Business and the Internet Sites are unique assets and ZSPN and the Stockholders expressly agree monetary damages would be inadequate to compensate Entravision for the refusal of ZSPN or the Stockholders to perform the obligations for which the remedy of specific performance is granted herein. Accordingly, ZSPN and the Stockholders acknowledge and agree that such refusals to perform will cause irreparable injury to

Entravision and that Entravision shall be entitled to obtain injunctive relief for specific performance of the obligations specifically listed in this Section 11.2.

           (b) In addition to any other remedies provided by law, if Entravision does not have a right to terminate pursuant to Section 11.1 above, but Entravision refuses to close the Contemplated Transactions or prevent the Closing due to a Breach of this Agreement, ZSPN shall have the right to waive any grounds they may have to terminate under Section 11.1 above and to obtain specific performance of the obligations of Entravision to consummate the contemplated transaction in accordance with the terms hereof. Entravision acknowledges and agrees that any such refusal to perform will cause irreparable injury to ZSPN and the Stockholders and ZSPN shall be entitled to obtain injunctive relief for specific performance of the obligations specifically listed in this Section 11.2.

           (c) If this Agreement is terminated pursuant to Section 11.1, the Contemplated Transactions shall be abandoned without further action, rights or obligations by the parties hereto to one another, and all filings, applications and other submissions made hereunder shall, to the extent practicable, be withdrawn from the persons to which they were made, except that the last sentence of Section 7.1, the second sentence of Section 13.1, Sections 13.2 and 13.14, this Section 11.2 and the Confidentiality Agreement shall remain in effect, and provided that nothing herein shall relieve any party from liability for any breach of any representation, warranty, covenant or agreement in this Agreement prior to such termination.

                                  ARTICLE 12.
                                REPRESENTATIVES

     By virtue of the approval of this Agreement and the Merger by the Board of Directors of ZSPN, the approval of this Agreement by the Major Stockholders pursuant to the Certificate of Incorporation and Bylaws of ZSPN and the applicable provisions of the Delaware Code and the execution of this Agreement, each Major Stockholder agrees:

     12.1  Authorization of the ZSPN Representatives.  Upon adoption of this
           -----------------------------------------
Agreement by the Board of Directors of ZSPN and approval of this Agreement by the Major Stockholders pursuant to the Certificate of Incorporation and Bylaws of ZSPN and the applicable provisions of the Delaware Code, the ZSPN Representatives (and each successor appointed in accordance with Section 12.3 below) hereby is appointed, authorized and empowered to act, by decision of both of the ZSPN Representatives (if there is more than one), as the ZSPN Representatives, on behalf of the Major Stockholders, in connection with and to facilitate the consummation of the Contemplated Transactions, for the purposes and with the powers and authority hereinafter set forth in this Article 12, which shall include the power and authority:

           (a) to deliver all Certificates representing the Shares tendered therewith to Entravision and to collect and receive all moneys and stock payable to the Major Stockholders pursuant to Section 2.8 above to disburse and pay the same to each of the Major Stockholders pursuant to Section 2.8 above; and

           (b) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the ZSPN Representatives, in their sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the activities described in paragraph (a) above and the Contemplated Transactions.

     The grant of authority provided for in this Section 12.1: (i) is coupled with an interest and is being granted, in part, as an inducement to Entravision and Acquisition Co. to enter into this Agreement, and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Major Stockholder and shall be binding on any successor thereto; and (ii) subject to the provisions of Section 12.3 below, may be exercised by any of the ZSPN Representatives acting by signing as an ZSPN Representative of each of the Major Stockholders.

     12.2  Compensation; Exculpation; Indemnity.
           ------------------------------------

           (a) The ZSPN Representatives shall not be entitled to any fee, commission or other compensation for the performance of their services hereunder, but shall be entitled to the payment of all of their out-of-pocket expenses incurred as ZSPN Representatives, and in furtherance of the foregoing, may pay or cause to be paid or reimburse themselves for the payment of any and all such expenses.

           (b) In dealing with this Agreement and any instruments, agreements or documents relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the ZSPN Representatives hereunder or thereunder,
(i) the ZSPN Representatives shall not assume any, and shall incur no, responsibility whatsoever to any Major Stockholder by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement or any such other agreement, instrument or document and (iii) the ZSPN Representatives shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the ZSPN Representatives pursuant to such advice shall in no event subject the ZSPN Representatives to liability to any Major Stockholder.

           (c) Each Major Stockholder, jointly and severally, shall indemnify the ZSPN Representatives up to, but not exceeding, an amount equal to the aggregate Share Merger Consideration received by such Person hereunder against any and all damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys, accountants and other experts fees in the amount of any judgment against them, of any nature whatsoever, arising out of or in connection with any claim, investigation, challenge, action or proceeding or in connection with the appeal thereof, relating to the acts or omissions of the ZSPN Representatives hereunder. All of the exculpations, indemnities, immunities and powers granted to the ZSPN Representatives under this Agreement shall survive the Closing and/or any termination of this Agreement.

          (d) Entravision and the Surviving Corporation shall have the right to rely upon all actions taken or omitted to be taken by the ZSPN Representatives pursuant to this Agreement or any applicable ancillary document, and notwithstanding anything herein to the contrary, neither Entravision, Acquisition Co., ZSPN nor the Surviving Corporation shall have any responsibility or obligation whatsoever to any Major Stockholder or to any other party with respect to or arising out of any actions taken or any inaction by the ZSPN Representatives.

     12.3  Removal and Replacement of a ZSPN Representatives; Successor ZSPN
           -----------------------------------------------------------------
           Representatives; Action by ZSPN Representatives.
           -----------------------------------------------

           (a) If one or more of the ZSPN Representatives is unable or unavailable to perform his, her or its duties hereunder, the remaining ZSPN Representatives shall have the power to act until the appointment of one or more successor ZSPN Representatives in accordance with this Section 12.3. A successor ZSPN Representative, who shall be a Major Stockholder or a representative of a non-individual Major Stockholder, shall be appointed by the remaining ZSPN Representative unless such person is unable or unwilling to accept such appointment.

           (b) Any ZSPN Representative or all of them may be removed at any time by a written notice delivered by the holders of a majority of the Shares to the ZSPN Representatives, the other Major Stockholders, Entravision and the Surviving Corporation. ZSPN Representatives so removed shall be replaced promptly by the holders of a majority of the Shares by written notice delivered to all of the Major Stockholders, Entravision and the Surviving Corporation. Notwithstanding the foregoing, no ZSPN Representative may be removed if such removal would result in all ZSPN Representative positions being vacant.

           (c) Any successor ZSPN Representative shall have all of the authority and responsibilities conferred upon or delegated to a ZSPN Representative pursuant to this Article 12.

                                  ARTICLE 13.
                              GENERAL PROVISIONS

     13.1  Tax Matters.  The parties hereto intend the Merger and the Roll-Up to
           -----------
qualify under Section 351(a) of the Code and will use all reasonable efforts to cause the Merger and the Roll-Up to so qualify. Each party hereto will not take, and will cause such party's affiliates and representatives not to take, any actions or positions which may be expected to cause the Merger and the Roll-Up not to so qualify. Each of the parties agrees to take all actions and execute all documents deemed reasonably necessary to effectuate such qualification.

     13.2  Survival of Representations and Warranties.  The representations and
           ------------------------------------------
warranties contained herein and in any certificate or other writing delivered pursuant to this Agreement shall not survive the Closing Date. All other covenants and agreements contained herein which by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing Date, shall survive the Merger in accordance with their terms.

     13.3  Expenses.  Except as otherwise expressly provided in this Agreement,
           --------
each party to this Agreement shall separately bear its own expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants, regardless of whether the Contemplated Transactions are consummated. All HSR filing fees and expenses will be borne fifty percent (50%) by Entravision and fifty percent (50%) by ZSPN.

     13.4  Public Announcements.  Other than those incidental to filings
           --------------------
required to comply with Legal Requirements, any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as the parties mutually determine. Unless consented to by the other parties in advance or required by Legal Requirements, prior to the Closing, the parties hereto shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The parties will consult with each other concerning the means by which the employees, customers and suppliers of ZSPN and others having dealings with ZSPN will be informed of the Contemplated Transactions, and Entravision shall have the right to be present for any such communication.

     13.5  Confidentiality.  Between the date of this Agreement and the Closing
           ---------------
Date, the parties will abide by the terms and conditions of the Confidentiality Agreement. If the Contemplated Transactions are not consummated, each party will promptly return or destroy all such written information furnished by the other party.

     13.6  Notices.  All notices, consents, waivers and other communications
           -------
under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Entravision or Acquisition Co:  Entravision Communications Company, L.L.C.
                                      Attention: Walter F. Ulloa and Philip C. Wilkinson
                                      2425 Olympic Boulevard, Suite 6000 West
                                      Santa Monica, California 90404
                                      Telephone: (310) 447-3870
                                      Facsimile: (310) 447-3899

with a required copy to:         Zevnik Horton Guibord McGovern
                                 Palmer & Fognani, L.L.P.
                                 Attention: Steven G. Rowles, Esq.
                                 101 West Broadway, 17th Floor
                                 San Diego, California 92101
                                 Telephone: (619) 515-9600
                                 Facsimile: (619) 515-9628

If to ZSPN:                      Z-Spanish Media Corporation
                                 Attention: Amador S. Bustos
                                 Catherine J.K. Sandoval
                                 Gabriel Nacht
                                 1436 Auburn Boulevard
                                 Sacramento, California 95815
                                 Telephone: (916) 648-6090
                                 Facsimile: (916) 646-3230

and with a required copy to:     Proskauer Rose LLP
                                 Attention: Peter G. Samuels, Esq.
                                 1585 Broadway
                                 New York, New York 10036-8299
                                 Telephone: (212) 969-3000
                                 Facsimile: (212) 969-2900

and with a required copy to:     Shaw Pittman
                                 Attention: David Oxenford, Esq.
                                 2001 Pennsylvania Avenue, 4th Floor
                                 Washington, D.C. 20006
                                 Telephone: (202) 775-3546
                                 Facsimile: (202) 296-6518

If to the Stockholders:          TSG Capital Group, L.L.C.
                                 Attention: Darryl B. Thompson
                                 177 Broad Street, 12th Floor
                                 Stamford, Connecticut 06901
                                 Telephone: (203) 541-1535
                                 Facsimile: (203) 541-1590

If to the ZSPN Representatives:  Amador S. Bustos
                                 Z-Spanish Media Corporation
                                 1436 Auburn Boulevard
                                 Sacramento, California 95815
                                 Telephone: (916) 648-6090
                                 Facsimile: (916) 646-3230

                                 Darryl B. Thompson
                                 TSG Capital Group, L.L.C.
                                 177 Broad Street, 12th Floor
                                 Stamford, Connecticut 06901
                                 Telephone: (203) 541-1535
                                 Facsimile: (203) 541-1590

     13.7  Further Assurances.  The parties agree to furnish upon request to
           ------------------
each other such further information, execute and deliver to each other such other documents and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     13.8  Waiver.  The rights and remedies of the parties to this Agreement are
           ------
cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     13.9  Entire Agreement and Modification.  This Agreement supersedes all
           ---------------------------------
prior agreements between the parties with respect to its subject matter, including, without limitation, that certain Letter of Intent dated February 24, 2000, as amended, except for the Confidentiality Agreement, and constitutes (along with the Confidentiality Agreement and recitals hereto, and the exhibits, Schedules and documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     13.10 Schedules.  The Schedules are hereby incorporated by reference into
           ---------
this Agreement in their entirety. The disclosures in the Schedules must relate only to the representations and warranties in the section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

     13.11  Assignment, Successors and No Third-Party Rights.  No party may
            ------------------------------------------------
assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld or delayed. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     13.12  Severability.  If any provision of this Agreement is held invalid or
            ------------
unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     13.13  Section Headings; Construction.  The headings of sections in this
            ------------------------------
Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding section or sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     13.14  Time of Essence.  With regard to all dates and time periods set
            ---------------
forth or referred to in this Agreement, time is of the essence.

     13.15  Attorney's Fees.  The prevailing party(ies) in any Proceeding
            ---------------
relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, expenses and actual attorney's fees (including expert witness and other consultants fees and costs) relating to or arising out of (i) the Proceeding (whether or not the Proceeding results in a judgment) and (ii) any post-judgment or post-award Proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses and actual attorney's fees.

     13.16  Governing Law.  This Agreement will be governed by the laws of the
            -------------
State of Delaware without regard to conflicts of laws principles.

     13.17  Jurisdiction; Service of Process.  Any Proceeding seeking to enforce
            --------------------------------
any provision of, or based on any right arising out of, this Agreement must be brought against any of the parties in the United States District Court for the Central District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such

Proceeding and waives any objection to venue laid therein. Process in any Proceeding referred to in the preceding sentence may be served on any party anywhere in the world. In the event that the dispute fails to meet the jurisdictional threshold requirements of the federal courts, venue shall lie in the appropriate state courts sitting in Los Angeles County, California.

     13.18  Counterparts; Facsimile.  This Agreement may be executed in one or
            -----------------------
more counterparts, all of which when fully executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, this Agreement may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document. Each signatory below represents and warrants by his or her signature that he or she is duly authorized (on behalf of the respective entity for which such signatory has acted) to execute and deliver this instrument and any other document related to this transaction, thereby fully binding each such respective entity.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed and delivered this Acquisition Agreement and Plan of Merger as of the date first written above.

Entravision         ENTRAVISION COMMUNICATIONS CORPORATION,
                    a Delaware corporation

                    By:/s/ Walter F. Ulloa
                       ---------------------------------------------------------
                           Walter F. Ulloa, Chairman and Chief Executive Officer

                    By:/s/ Jeanette L. Tully
                       ---------------------------------------------------------
                           Jeanette L. Tully, Chief Financial Officer

                    ENTRAVISION COMMUNICATIONS COMPANY, L.L.C., a Delaware limited liability company

                    By:/s/ Walter F. Ulloa
                       ---------------------------------------------------------
                           Walter F. Ulloa, Chairman and Chief Executive Officer

                    By:/s/ Jeanette L. Tully
                       ---------------------------------------------------------
                           Jeanette L. Tully, Chief Financial Officer

Acquisition Co.     ZSPN ACQUISITION CORPORATION,
                    a Delaware corporation

                    By:/s/ Walter F. Ulloa
                       ---------------------------------------------------------
                           Walter F. Ulloa, Chairman and Chief Executive Officer

                    By:/s/ Jeanette L. Tully
                       ---------------------------------------------------------
                           Jeanette L. Tully, Chief Financial Officer

ZSPN                Z-SPANISH MEDIA CORPORATION,
                    a Delaware corporation

                    By:/s/ Amador S. Bustos
                       ---------------------------------------------------------
                    Name:  Amador S. Bustos
                           -----------------------------------------------------
                    Title: President & CEO
                           -----------------------------------------------------

   [Counterpart Signature Page to Acquisition Agreement and Plan of Merger]

Major Stockholders    Z-SPANISH MEDIA HOLDINGS, L.L.C.


                      By:/s/ Darryl B. Thompson
                         ------------------------------------------------------
                      Name:
                           ----------------------------------------------------
                      Title:
                            ---------------------------------------------------

                      TSG ASSOCIATES II, INC.


                      By:/s/ Darryl B. Thompson
                         ------------------------------------------------------
                      Name:
                           ----------------------------------------------------
                      Title:
                            ---------------------------------------------------

                      TSG ASSOCIATES III, LLC


                      By:/s/ Darryl B. Thompson
                         ------------------------------------------------------
                      Name:
                           ----------------------------------------------------
                      Title:
                            ---------------------------------------------------

                      TSG CAPITAL FUND III, L.P.
                      By:  TSG Associates III, LLC, its General Partner


                      By:/s/ Darryl B. Thompson
                         ------------------------------------------------------
                      Name:
                           ----------------------------------------------------
                      Title:
                            ---------------------------------------------------

                      TSG VENTURES, L.P.
                      By:  TSGVI Associates, Inc., its General Partner


                      By:/s/ Duane Hill
                         ------------------------------------------------------
                      Name:
                           ----------------------------------------------------
                      Title:
                            ---------------------------------------------------


   [Counterpart Signature Page to Acquisition Agreement and Plan of Merger]

                    TSG CAPITAL FUND II, L.P.
                    By:  TSG Associates II, L.P., its General Partner
                    By:  TSG Associates II, Inc., its General Partner


                    By:/s/ Darryl B. Thompson
                       ------------------------------------------------------
                    Name:
                         ----------------------------------------------------
                    Title:
                          ---------------------------------------------------


                    /s/ Amador S. Bustos
                    ---------------------------------------------------------
                    Amador S. Bustos


                    /s/ Salvador H. Campos
                    ---------------------------------------------------------
                    Salvador H. Campos


                    /s/ John S. Bustos
                    ---------------------------------------------------------
                    John S. Bustos


                    ---------------------------------------------------------
                    Glenn Emanuel


                    /s/ Arthur Rockwell
                    ---------------------------------------------------------
                    Arthur Rockwell

                    BUSTOS ASSET MANAGEMENT, LLC


                    By:/s/ Amador S. Bustos
                       ------------------------------------------------------
                    Name:  Amador S. Bustos
                           --------------------------------------------------
                    Title: President
                           --------------------------------------------------

   [Counterpart Signature Page to Acquisition Agreement and Plan of Merger]

Exhibit A        Certificate of Merger
Exhibit B        Exchange Agreement
Exhibit C        Investor Rights Agreement
Exhibit D        Noncompetition Agreement
Exhibit E        Release
Exhibit F        Certificate of Designation of Preferences and Rights
Exhibit G        Warrant
Exhibit H-1      Legal Opinion of Counsel for ZSPN
Exhibit H-2      Legal Opinion of FCC Counsel for ZSPN
Exhibit I-1      Opinion of Counsel for Entravision and Acquisition Co.
Exhibit I-2      Opinion of FCC Counsel for Entravision and Acquisition Co.
Exhibit J        Affiliate Agreement
Annex I          Illustration of Conversion of Shares
Annex II         Illustration of Option Conversion Calculation
Schedule 4.1     ZSPN Subsidiaries
Schedule 4.2     Third Party Consents
Schedule 4.4     Qualifications to do Business
Schedule 4.6     ZSPN Subsidiaries
Schedule 4.9     Liens on Property
Schedule 4.10    Undisclosed Liabilities
Schedule 4.11    Taxes
Schedule 4.12    Employee related matters
Schedule 4.14    Government Authorizations
Schedule 4.15    Litigation
Schedule 4.17    Absence of Certain Changes and Events
Schedule 4.18    Material Contracts
Schedule 4.19    Insurance Matters
Schedule 4.20    Real Property Matters
Schedule 4.21    Environmental Laws
Schedule 4.23    Labor Relations
Schedule 4.24    Intellectual Property Assets
Schedule 4.25    Related Party Transactions
Schedule 6.2     Non-Accredited Investors
Schedule 7.3     Preservation of Business
Schedule 7.16    Affiliate Agreements
Schedule 5.4(d)  Options, Convertible Debentures, Contracts for Sale of
                 Securities and Voting Trusts
Schedule 5.5     Corporate Structure and Capitalization
Schedule 5.6     Financial Statements
Schedule 5.7     Potential Liabilities
Schedule 5.9     Employee Benefit Plans
Schedule 5.10    Compliance with Legal Requirements
Schedule 5.12    Material Contracts
Schedule 5.13    Environmental Law Compliance

Schedule 5.14    Intellectual Property
Schedule 5.15    Relationships with Related Persons

The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit upon request.